UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Quest Diagnostics Incorporated

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Notice of 2017 Annual Meeting

and

Proxy Statement

April 5, 2017

Action from Insight

V I S I O N	Empowering better health with diagnostic insights
2 - P O I N T S T R A T E G Y	Accelerate growth • Grow General Diagnostics • Expand Advanced Diagnostics • Extend Diagnostic Services	Drive operational excellence • Enhance the Quest customer experience • Deliver Invigorate operational efficiencies
G O A L S	Promote a healthier world Build value Create an inspiring workplace

H O W W E O P E R A T E

Our principles	Our behaviors	Our values
• Focus on diagnostic information services • Strengthen organizational capabilities • Deliver disciplined capital deployment	• Agile • Customer Focused • Transparent • United as One Team • Performance Oriented	• Quality • Integrity • Innovation • Accountability • Collaboration • Leadership

Notice of 2017 Annual Meeting of Stockholders Quest Diagnostics Incorporated Three Giralda Farms Madison, New Jersey May 16, 2017, 10:30 a.m. local time

April 5, 2017

Dear Fellow Stockholder:

It is our pleasure to invite you to attend Quest Diagnostics’ 2017 Annual Meeting of Stockholders. At the meeting, stockholders will vote:

•	to elect nine directors;

•	to approve the executive officer compensation disclosed in the Company’s 2017 proxy statement;

•	to recommend the frequency of the stockholder advisory vote to approve executive officer compensation;

•	to ratify the appointment of our independent registered public accounting firm for 2017; and

•	to approve amendments to the Amended and Restated Long-Term Incentive Plan for Non-Employee Directors.

Stockholders also will transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Attendance at the meeting is limited to stockholders at the close of business on March 17, 2017, or their duly appointed proxy holder.

We enclose our proxy statement, our Annual Report and a proxy card; distribution of these materials is scheduled to begin on April 5, 2017. Your vote is very important. Whether or not you plan to attend the meeting, I urge you to submit your proxy. Most stockholders may submit a proxy via mail, telephone or the Internet. Instructions on how to submit your proxy are included with your proxy card and these proxy materials. Please submit your proxy promptly.

Thank you for your continued support of Quest Diagnostics.

Sincerely,

Stephen H. Rusckowski	Daniel C. Stanzione, Ph.D.
Chairman of the Board, President and Chief Executive Officer	Lead Independent Director

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	10:30 a.m., May 16, 2017	Record date	March 17, 2017
Place	Quest Diagnostics Incorporated	Voting	Record date stockholders only;
	Three Giralda Farms		one vote per share
Madison, NJ 07940

Meeting Agenda

			For More Detail,
		Our Board’s Recommendation	See Page
1.	Elect nine directors	FOR EACH DIRECTOR NOMINEE	1
2.	Approve the executive officer compensation disclosed in our 2017 proxy statement (advisory resolution)	FOR	17
3.	Recommend the frequency of the stockholder advisory vote to approve executive officer compensation (advisory vote)	FOR	17
4.	Ratify the appointment of our independent registered public accounting firm for 2017	FOR	48
5.	Approve amendments to the Amended and Restated Long-Term Incentive Plan for Non-Employee Directors (the “Director Plan”)	FOR	51

Board Proposals

Advisory Resolution to Approve Executive Officer Compensation. We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in our 2017 proxy statement.

Advisory Vote Regarding the Frequency of the Advisory Vote to Approve Executive Officer Compensation. We are asking our stockholders to vote, on an advisory basis, to recommend the frequency of the advisory vote to approve executive officer compensation. We recommend that the vote be conducted annually.

Ratify the Appointment of Independent Registered Public Accounting Firm for 2017. We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.

Approve Amendments to the Director Plan. We are asking our stockholders to approve amendments to the Director Plan. The amendments will increase the number of shares of our common stock available for issuance under the Director Plan, and revise it so that it no longer provides for a termination date.

2018 Annual Meeting of Stockholders

•	Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by the Company by December 6, 2017.

•	Notice of stockholder proposals outside of SEC Rule 14a-8, including nominations (other than proxy access nominations) for the Board of Directors (the “Board”), must be received by the Company no earlier than January 16, 2018 and no later than February 15, 2018.

•	Notice of proxy access director nominations must be received by the Company no earlier than November 6, 2017 and no later than December 6, 2017.

i	2017 Proxy Statement

Board Nominees

The following table provides summary information about our director nominees.

AFC	Audit & Finance Committee	FE	Financial Expert
CC	Compensation Committee	GC	Governance Committee
EX	Executive Committee	QSC	Quality, Safety & Compliance Committee

Other Public
		Director			Experience/	Committee	Company
Name	Age	Since	Occupation		Qualification	Memberships	Boards
Jenne K. Britell, Ph.D.	74	2005	Non-Executive Chair,	•	Finance	AFC/FE	• Crown Holdings, Inc.
			United Rentals, Inc.	•	Executive	QSC	• United Rentals, Inc.
				•	Advisory
				•	Capital Markets
				•	International
				•	Strategic Planning
Vicky B. Gregg	62	2014	Retired CEO,	•	Executive	CC	• Acadia Healthcare Company
			Blue Cross and Blue	•	Advisory	QSC
			Shield of Tennessee	•	Strategic Planning
				•	Healthcare
				•	General Management
Jeffrey M. Leiden, M.D., Ph.D.	61	2014	Chairman, President	•	Executive	CC	• Vertex Pharm. Incorporated
			and CEO,	•	Advisory	QSC
			Vertex Pharmaceuticals	•	Strategic Planning
			Incorporated	•	Healthcare
				•	General
Management
Timothy L. Main	59	2014	Chairman,	•	Executive	AFC	• Jabil Circuit, Inc.
			Jabil Circuit, Inc.	•	International	GC
				•	Operations
				•	Corporate Governance
				•	General Management
Gary M. Pfeiffer	67	2004	Retired Senior	•	Accounting	AFC/FE (Chair)	• InterNAP Corporation
			Vice President	•	Executive	GC	• TerraVia Holdings, Inc.
			and Chief	•	Finance	EX
			Financial Officer,	•	International
			E.I. du Pont de Nemours and Company	•	Strategic Planning
Timothy M. Ring	59	2011	Chairman and CEO,	•	Executive	CC (Chair)	• C. R. Bard, Inc.
			C. R. Bard, Inc.	•	International	GC
				•	Strategic Planning
				•	Healthcare
Stephen H. Rusckowski	59	2012	Chairman, President and	•	Executive	EX	• Xerox Corporation
			CEO, Quest Diagnostics	•	International
			Incorporated	•	Healthcare
				•	Strategic Planning
Daniel C. Stanzione, Ph.D.	71	1997	President Emeritus,	•	Executive	AFC	• InterNap Corporation
			Bell Laboratories	•	General Management	GC (Chair)
				•	Strategic Planning	EX (Chair)
Gail R. Wilensky, Ph.D.	73	1997	Senior Fellow,	•	Healthcare	CC	• United Healthcare Corporation
			Project Hope	•	Government	GC
				•	Strategic Planning	QSC (Chair)

2017 Proxy Statement	ii

Executive Compensation Highlights

Type		Form				Terms
Equity	•	Performance Shares	•	40% of total	•	Performance metrics for 2016-2018
				equity award		performance cycle: revenue growth, 50%;
average return on invested capital, 50%
					•	Vest after 3-year performance period
	•	Stock Options	•	40% of total	•	Vest ratably over three years from the grant
				equity award		date
	•	Restricted Share Units	•	20% of total	•	Vest 25% on each of the first and second
				equity award		anniversaries of the grant date and 50% on
the third anniversary of the grant date
Cash	•	Salary			•	Reviewed and approved annually
	•	Annual Incentive Compensation			•	Based on quantitative and qualitative goals
with formula amount subject to negative
discretion
Retirement	•	401(k) Plan			•	Company matching contributions
	•	Supplemental Deferred Compensation Plan			•	Company matching contributions

Our Board is firmly committed to pay for performance. The table above outlines the main components of our compensation program for executive officers in 2016. The objective of our program is to attract and retain talented executives who have the skills and experience required to help us achieve our strategic objectives and advance the long-term interests of our stockholders. The compensation opportunity for our named executive officers is directly tied to corporate performance, including both financial and non-financial results, and individual performance. In recent years the Compensation Committee has built a strong foundation for our executive compensation program, and has taken numerous steps to enhance the program’s alignment of pay and performance.

The 2016 annual incentive payout for our named executive officers, including Mr. Rusckowski, on our annual cash incentives under the Senior Management Incentive Plan (“SMIP”) was 94% of target, compared to 89% of target in the prior year. The increase reflects stronger year-on-year top line performance relative to target as well as improvements in non-financial metrics, including medical quality and customer experience. Similarly, payout on performance share awards for the 3-year performance period ended December 31, 2016 was 93% of target, which was significantly higher than the payout on performance share awards for the 3-year performance period ended December 31, 2015. The following table summarizes annual incentive plan and performance share payouts for the two most recent performance periods for our named executive officers.

		Performance Share
		Payout for 3-year
	Annual Incentive Payout	performance period
Incentive Program	(% of target)	(% of target)
Performance period ended December 31, 2016	94	93
Performance period ended December 31, 2015	89	19

Our Compensation Discussion and Analysis, which includes a discussion of our program’s “Best Practices,” begins on page 19. The 2016 compensation of our named executive officers is set forth in tables beginning at page 37.

iii	2017 Proxy Statement

2016 Business Performance Highlights

2-Point Strategy

In 2016, we continued to make progress executing our business strategy. The Company improved on financial and operating metrics and exceeded several key financial targets. At our Investor Day in November 2016, we communicated a refinement in our strategy to reflect our progress, narrowing our focus to two elements: accelerate growth and drive operational excellence. Our Compensation Discussion and Analysis, beginning on page 19, discusses our 2016 business performance. The following highlights 2016 progress on our 2-point strategy.

•	Accelerate Growth. We grew revenues. Our focus on esoteric testing through our clinical franchises is yielding results (e.g., gene-based and esoteric testing grew approximately 4%; growth in prescription drug monitoring; introduced IBM Watson® Genomics from Quest Diagnostics). We entered into professional laboratory services agreements with RWJ Barnabas, the largest health care system in New Jersey, and HCA’s HealthOne system in the Denver, Colorado area. We continued to expand our pipeline of hospitals and integrated delivery networks interested in working with us. We also made progress executing our strategy to be the provider of choice for consumers, including opening patient service centers in 56 Safeway stores. In addition, our emerging data analytics business is gaining traction: the customer list for our Data DiagnosticsTM tool, offered in partnership with Inovalon, is growing and includes premier health plan payers such as Anthem and Harvard Pilgrim.

•	Drive Operational Excellence. We continued to make strong progress driving operational excellence and improving our quality, efficiency and customer experience. We improved performance on key medical quality and customer service measures as we became more efficient. In our Invigorate cost excellence program, we ended 2016 with more than $1.1 billion in run-rate savings delivered, compared to 2011, and are on track to deliver our goal of $1.3 billion in run-rate savings as we exit 2017.

3 Operating Principles

The following are highlights on our three operating principles—strengthening the organization, delivering disciplined capital deployment and focusing on diagnostic information services—that formerly were part of the Company’s 5-point strategy.

•	Strengthen the organization. In 2016, we streamlined our regional operations. In addition, we implemented across our entire organization our Everyday Excellence program, which includes guiding principles to support a superior customer experience, to inspire our employees to be their best every day, with every person and with every customer interaction. We also continued our Leading Quest Academy, which is designed to strengthen our more senior employee leaders through a highly experiential leadership development program focused on creating a high-performance culture and sharpening the capabilities needed to lead our organization, and started a new leadership training program for our supervisor-level employees. Reinforcing our commitment to integrity as one of our core values, we updated our Code of Ethics to better align with our vision, goals and brand. We also improved the engagement levels of our employees.

•	Focus on diagnostic information services. In 2016, we completed our efforts to refocus on diagnostic information services: we sold our Focus Diagnostics® products business and concluded the disposition of our Celera® products business.

•	Deliver disciplined capital deployment. We returned a majority of our free cash flow to stockholders through dividends and repurchases of our common stock. We reinvested in our business through nearly $300 million in capital expenditures and closed the acquisition of the outreach laboratory testing business of Clinical Laboratory Partners, a subsidiary of Hartford HealthCare. In November 2016, we announced the sixth increase in our quarterly common stock dividend since 2011, increasing the dividend by over 12%, from $0.40 per common share to $0.45 per common share. In January 2017, we announced a $1.0 billion increase in repurchase authority under our common stock repurchase program.

2017 Proxy Statement	iv

PROXY STATEMENT	QUEST DIAGNOSTICS INCORPORATED 3 Giralda Farms, Madison, New Jersey 07940

2017 Proxy Statement

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Proposal No. 1—Election of Directors

Our Board currently has ten directors. All directors are elected annually for a one-year term. Each director holds office until his or her successor has been elected and qualified or the director’s earlier resignation, death or removal.

John B. Ziegler has informed the Company that he will retire when his term expires at the 2017 annual meeting, and will not stand for re-election. Upon Mr. Ziegler’s retirement, the size of the Board will be reduced to nine (9) directors.

After considering the recommendation of the Governance Committee, the Board nominated the nominees below to serve as directors. Each nominee currently is a director of the Company whose term expires at the 2017 annual meeting. The biography of each nominee contains information regarding the person’s service as a director of the Company, business experience, other director positions and the experience, qualifications, attributes and skills that led the Board to conclude as of the date of this proxy statement that the person should serve as a director of the Company. The Board believes that each nominee possesses the qualities and experience that nominees should possess in accordance with the Company’s Corporate Governance Guidelines, which set forth the Board’s philosophy regarding Board composition and identify key qualifications and other considerations (the relevant portion of the Company’s Corporate Governance Guidelines is set forth below under the heading “Board Nomination Process” beginning on page 8). Each nominee has consented to serve if elected.

Jenne K. Britell, Ph.D.

Non-Executive Chair United Rentals, Inc. Age: 74 Director since: 2005

Dr. Britell is the non-executive chair of United Rentals, Inc. and a director of Crown Holdings, Inc. Dr. Britell is a member of the Council on Foreign Relations, and a director of the U.S. Russia Foundation for Entrepreneurship and the Rule of Law. From 2010 to 2015, Dr. Britell was Senior Managing Director at Brock Capital Group, advising companies and investors regarding strategy, acquisitions and asset deployment, including in connection with financial services. From 2001 to 2009, she was the Chairman and Chief Executive Officer of Structured Ventures, Inc., which advised domestic and foreign companies on financial services products and strategy. From 1996 to 2000, she was a senior officer of GE Capital, serving as President of GE Capital Global Commercial & Mortgage Banking and Executive Vice President of GE Capital Global Consumer Finance from 1999 to 2000 and serving as President and Chief Executive Officer of GE Capital Central and Eastern Europe from 1998 to mid-1999. Dr. Britell served as a director of West Pharmaceuticals Corporation from 2005 until 2008.

Qualifications, Skills and Expertise

Dr. Britell has extensive executive and advisory experience, including in corporate governance, corporate finance, capital markets, international business and strategic planning, with multinational corporations operating in complex, regulated industries.

1	2017 Proxy Statement

Vicky B. Gregg

Retired CEO Blue Cross and Blue Shield of Tennessee Age: 62 Director since: 2014

Ms. Gregg retired as Chief Executive Officer of Blue Cross Blue Shield of Tennessee in 2012. Prior to becoming CEO in 2003, Ms. Gregg served in a number of other leadership roles, including President and Chief Operating Officer. Before that, she held a series of senior roles at Humana Health Plans. Ms. Gregg served as a member of the U.S. National Institutes of Health Commission on Systemic Interoperability. She currently serves on the Boards of Acadia Healthcare Company and the Electric Power Board of Chattanooga. Previously, Ms. Gregg served on several national boards, including TeamHealth Holdings, Inc. (2013-2017), First Horizon National Corporation (2011-2015), America’s Health Insurance Plans (Chair 2010-2011), the BlueCross BlueShield Association, the National Institute for Healthcare Management (Chair 2012), and the Healthcare Leadership Council.

Qualifications, Skills and Expertise

Ms. Gregg has extensive executive and advisory experience, including in general management and strategic planning, with a range of health care organizations, and extensive experience with healthcare issues and the operation of the U.S. healthcare system, including as a practicing nurse.

Jeffrey M. Leiden, M.D., Ph.D.

Chairman, President and CEO Vertex Pharmaceuticals Incorporated Age: 61 Director since: 2014

Dr. Leiden has been Chairman, President and CEO of Vertex Pharmaceuticals Incorporated since 2011. He has served as a member of Vertex’s board of directors since 2009. Prior to joining Vertex in 2011, Dr. Leiden was a Managing Director at Clarus Ventures, a life sciences venture capital firm he joined in 2006. From 2000 to 2006, he served as President and Chief Operating Officer and Chief Scientific Officer at Abbott Laboratories, where he had responsibility for managing all aspects of Abbott’s global pharmaceutical business. Previously, Dr. Leiden held several academic and hospital appointments, including as Chief of Cardiology at the University of Chicago, the Elkan R. Blout Professor of Biological Sciences at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School. He has extensive consulting experience in the pharmaceutical and medical device areas. Dr. Leiden served as a director of Abbot Laboratories from 2001 to 2006, Shire Pharmaceuticals plc from 2007 to 2011 and Millennium Pharmaceuticals, Inc. from 2008 to 2009. He is a fellow of the American Academy of Arts and Sciences, and an elected member of the Institute of Medicine of the National Academy of Sciences.

Qualifications, Skills and Expertise

Dr. Leiden has extensive executive and advisory experience, including in general management and strategic planning, with a range of health care organizations, and extensive experience with healthcare issues and the operation of the U.S. healthcare system, including as a practicing physician.

2017 Proxy Statement	2

Timothy L. Main

Chairman Jabil Circuit, Inc. Age: 59 Director since: 2014

Mr. Main is Chairman of the Board of Directors of Jabil Circuit, Inc., an electronic product solutions company providing comprehensive electronics design, manufacturing and management services to global electronics and technology companies. Mr. Main was Chief Executive Officer of Jabil from 2000 until 2013. As CEO, Mr. Main led Jabil’s growth strategy, increasing annual revenues nearly five-fold to reach $17 billion in 2012, and expanding in Asia and other emerging markets.

Qualifications, Skills and Expertise

Mr. Main has extensive executive experience, including in international, operations, corporate governance and general management in a complex industry.

Gary M. Pfeiffer

Retired Senior Vice President and CFO E.I. du Pont de Nemours and Company Age: 67 Director since: 2004

Mr. Pfeiffer retired in 2006 as the Senior Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company. He joined DuPont in 1974, where he held positions of increasing responsibility in finance and international operations, as well as in various DuPont divisions. Mr. Pfeiffer served as Secretary of Finance for the state of Delaware from January through June 2009. Mr. Pfeiffer is a director of InterNAP Corporation and TerraVia Holdings, Inc., and served as a director of Talbots, Inc. from 2005 to 2012. He served as the non-executive Chair of the Board of Directors of Christiana Care Health System, a regional hospital system located in Delaware from 2012 to 2016.

Qualifications, Skills and Expertise

Mr. Pfeiffer has extensive executive experience, including in corporate finance, accounting, international operations, and strategic planning, with a multinational corporation operating in complex industries.

3	2017 Proxy Statement

Timothy M. Ring

Chairman and CEO C. R. Bard, Inc. Age: 59 Director since: 2011

Mr. Ring has been Chairman and Chief Executive Officer of C. R. Bard, Inc. since 2003. He is a director of C. R. Bard, Inc. and was director of CIT Group Inc. from 2005 to 2009. Mr. Ring is a Trustee of the New Jersey Health Foundation.

Qualifications, Skills and Expertise

Mr. Ring has extensive executive experience, including in strategic planning and international operations, with a multinational corporation operating in the healthcare industry.

Stephen H. Rusckowski

Chairman, President and CEO Quest Diagnostics Incorporated Age: 59 Director since: 2012

Mr. Rusckowski has been President and Chief Executive Officer of Quest Diagnostics since May 2012 and Chairman of the Board since January 1, 2017. From November 2006 to May 2012, Mr. Rusckowski was the Chief Executive Officer of Philips Healthcare, the largest unit of Royal Philips Electronics, and a member of the Board of Management of Royal Philips Electronics and its Executive Committee. He joined Philips when it acquired Agilent’s Healthcare Solutions Group in 2001, and was the CEO of Philips Imaging Systems business group before assuming his role as CEO of Philips Healthcare. Mr. Rusckowski served as the Chairman of the American Clinical Laboratory Association from March 2014 to March 2017. He is a director of Xerox Corporation and was a director of Covidien plc from December 2013 to January 2015.

Qualifications, Skills and Expertise

Mr. Rusckowski has extensive executive experience, including in strategic planning and international operations, with multinational corporations operating in the healthcare industry. Mr. Rusckowski’s employment agreement with the Company provides for him to be nominated for election to the Board.

2017 Proxy Statement	4

Daniel C. Stanzione, Ph.D.

President Emeritus Bell Laboratories Age: 71 Director since: 1997

Dr. Stanzione retired from Lucent Technologies Incorporated in 2000 and is President Emeritus of Bell Laboratories and an independent consultant. Dr. Stanzione began his career in 1972 with Bell Laboratories, where he led the teams working on the first microprocessors and digital signal processors. He was appointed President of Network Systems, Lucent’s largest business unit, in 1996 and was appointed Chief Operating Officer of Lucent in 1997. Dr. Stanzione is a director of InterNAP Corporation, where he serves as non-executive chairman. Dr. Stanzione served as a director of Avaya Inc. from 2000 until 2007. He has been Lead Independent Director since January 1, 2017 and served as Chairman from May 1, 2012 until January 1, 2017.

Qualifications, Skills and Expertise

Dr. Stanzione has extensive executive experience, including in general management and strategic planning, with multinational corporations operating in complex industries.

Gail R. Wilensky, Ph.D.

Senior Fellow Project Hope Age: 73 Director since: 1997

Dr. Wilensky is a Senior Fellow at Project HOPE, an international non-profit health foundation, which she joined in 1993. From 2008 through 2009, Dr. Wilensky served as President of the Defense Health Board, an advisory board in the Department of Defense. From 1997 to 2001, she was the chair of the Medicare Payment Advisory Commission. From 1995 to 1997, she chaired the Physician Payment Review Commission. In 1992 and 1993, Dr. Wilensky served as a deputy assistant to the President of the United States for policy development relating to health and welfare issues. From 1990 to 1992, she was the administrator of the Health Care Financing Administration where she directed the Medicare and Medicaid programs. Dr. Wilensky is a director of UnitedHealthcare Corporation. She served as a director of Manor Care Inc. from 1998 until 2009, Gentiva Health Services, Inc. from 2000 until 2009, Cephalon Inc. from 2002 to 2011 and SRA International, Inc. from 2005 to 2011. Dr. Wilensky also served as a Commissioner of the World Health Organization’s Commission on the Social Determinants of Health and as the Non-Department Co-Chair of the Defense Department’s Task Force on the Future of Military Health Care.

Qualifications, Skills and Expertise

Dr. Wilensky has extensive experience, including in strategic planning, as a senior advisor to the U.S. government and private enterprises regarding healthcare issues and the operation of the U.S. healthcare system.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH NOMINEE UNLESS OTHERWISE INSTRUCTED.

5	2017 Proxy Statement

Governance Practices

The Board believes that good corporate governance is important. The Board has adopted Corporate Governance Guidelines to enhance its own effectiveness and to demonstrate its commitment to strong corporate governance for the Company. The Board reviews these Guidelines no less frequently than annually for possible revision, including in response to changing regulatory requirements, evolving practices and the concerns of our stockholders. The Company also has adopted a Code of Ethics applicable to all directors, officers and employees. The Corporate Governance Guidelines and Code of Ethics are published on our corporate governance website at www.QuestDiagnostics.com.

Governance Highlights
Proxy access right for stockholders	2016
Board refreshment: 3 new directors, each with significant CEO experience	2014
Stockholder right to call special meetings of stockholders	2014
No supermajority voting requirements	2014
Board declassified	Began 2013
Majority voting in director elections	2009
No “poison pill” stockholder rights plan	2007
Directors and executive officers prohibited from hedging or pledging Company stock	>10 years

The Company has strong corporate governance structures, processes, policies and practices and listens to the concerns of its stockholders. Our Board benefits from knowledgeable, independent directors.

Strong Corporate Governance
Knowledgeable, Independent Directors

•   Annual assessment of Board structure and performance.

•   New directors receive orientation.

•   9 of 10 directors are independent.

•   Independent directors meet privately in executive sessions with the Lead Independent Director presiding at all regularly scheduled meetings.

•   The Board and each of its committees have access to independent legal, financial or other advisors as they deem necessary.

•   Independent directors have unlimited access to officers and employees of the Company.

•   Independent directors receive a majority of their annual compensation in equity to further align their interests with our stockholders’ interests.

•   Director committee assignments balance the benefits of continuity against the benefits derived from diversity of experience and viewpoints of the various directors.

•   Directors are updated by senior management, our independent registered public accounting firm and compensation consultants on changes in the Company’s businesses, its markets and best practices in general.

Structures and Processes

•   We have a single class share structure.

•   Committees report on their activities to the Board at each Board meeting.

•   Directors are offered the opportunity to attend director education programs conducted by third parties.

•   We have a Lead Independent Director with robust responsibilities.

•   The Board reviews annually senior management succession planning and reviews Company policies for the development of management personnel.

•   We publicly disclose our corporate political contributions policy.

•   Materials related to agenda items are provided to directors sufficiently in advance of meetings to allow the directors to prepare for discussion of the items.

•   We restated our certificate of incorporation, making it less confusing and cumbersome for stockholders.

•   Our Board portal enhances the Board’s efficiency, access to information, security and communication.

2017 Proxy Statement	6

Director Independence

The Board annually assesses the independence of each director in accordance with the Company’s Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) listing standards. The independence guidelines in the Corporate Governance Guidelines are consistent with the independence requirements in the NYSE listing standards and include guidelines as to categories of relationships that are considered not material for purposes of director independence.

All members of the Audit and Finance Committee and the Compensation Committee must be independent under the Company’s Corporate Governance Guidelines. Pursuant to the charters of the Audit and Finance Committee and Compensation Committee, respectively, members of these committees also must satisfy separate independence standards based on requirements of the Securities and Exchange Commission (“SEC”) and NYSE, respectively.

The Board has determined that a substantial majority (nine of ten) of our directors is independent. Each member, including the chair, of each of the Audit and Finance Committee, the Compensation Committee, the Governance Committee and the Quality, Safety & Compliance Committee qualifies as independent, including under the committee-specific independence requirements discussed above. The Board has determined the following directors to be independent: Dr. Britell, Ms. Gregg, Dr. Leiden, Mr. Main, Mr. Pfeiffer, Mr. Ring, Dr. Stanzione, Dr. Wilensky and Mr. Ziegler. Mr. Rusckowski, who is a Company officer, is not independent. In making its determinations as to the independence of the directors, the Board reviewed relationships between the Company and the directors, including ordinary course commercial relationships in the last three years between the Company and each of the entities of which Dr. Leiden, Mr. Main or Mr. Ring, respectively, is an executive officer; these relationships did not exceed a certain amount of that entity’s gross revenues in any year.

Dr. John C. Baldwin served as a director until his death in April 2016. During 2016, the Board determined that Dr. Baldwin qualified as independent, including under the committee-specific independence requirements discussed above.

Stockholder Access

Stockholders and any other person may communicate with the Board by sending an email to our Lead Independent Director at LeadIndependentDirector@QuestDiagnostics.com or by writing to the full Board or any individual director or any group or committee of directors, c/o Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. Communications received at the email address are automatically routed to our Lead Independent Director with a copy to our General Counsel and Corporate Secretary. The Lead Independent Director determines whether any such communication should be distributed to other members of the Board. Communications received by the Corporate Secretary addressed as set forth above, other than communications unrelated to the duties and responsibilities of the Board, are forwarded to the intended directors. Further, our Corporate Governance Guidelines publicly affirm the Board’s long-standing approach of being available for discussions with stockholders in appropriate circumstances.

The Audit and Finance Committee established a procedure whereby complaints and concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit and Finance Committee. All communications received by a director relating to the Company’s accounting, internal controls or auditing matters are immediately forwarded to the Chairman of the Audit and Finance Committee and are investigated and responded to in accordance with the procedures established by the Audit and Finance Committee. In addition, the Company has established a hotline (known as CHEQline) pursuant to which employees can anonymously report accounting, internal controls and financial irregularities (as well as compliance concerns on other laws).

Our Corporate Governance Guidelines provide that directors are encouraged and expected to attend the annual stockholders meeting. 9 of our 10 directors then in office attended the 2016 annual stockholders meeting.

7	2017 Proxy Statement

Board Nomination Process

The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole and whether the Company is being well served by the directors, taking into account each director’s independence, skills, experience, availability for service to the Company and other factors the Governance Committee deems appropriate. The Governance Committee is responsible for recommending director nominees to the Board, including re-nomination of persons who are already directors. The Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her own merits, taking into account the Company’s needs and the composition of the Board. Recommendations are made by the Governance Committee in accordance with the Company’s Corporate Governance Guidelines, which set forth the Board’s philosophy regarding Board composition and identify key qualifications and other considerations. The Governance Committee believes that the Board should be comprised of individuals whose backgrounds and experience complement those of other Board members, and also considers whether a prospective nominee promotes a diversity of talent, skill, expertise, background, perspective and experience, including with respect to age, gender, ethnicity, place of residence and specialized experience. The Governance Committee does not assign specific weights to particular criteria and nominees are not required to possess any particular attribute. The key qualifications and other considerations set forth in the Company’s Corporate Governance Guidelines are set forth below.

Key Qualifications and Other Considerations For Directors

•   Reputation for highest ethical standards and integrity consistent with Quest Diagnostics’ values of Quality, Integrity, Innovation, Accountability, Collaboration and Leadership

•   Independence

•   Prior experience as a director or executive officer of a public company

•   Number of current board positions and other time commitments

•   Overall range of skills, experience and seniority represented by the Board as a whole

•   Relevant experience such as:

•   Chief Executive Officer or Chief Operating Officer (or similar responsibilities), current or past;

•   Demonstrated expertise in business function(s) such as sales, operations, finance, strategy, legal or human resources; or

•   Medical practitioner and/or science and health thought leader

The Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders may recommend candidates for consideration as director by sending an email to our Lead Independent Director at LeadIndependentDirector@QuestDiagnostics.com or writing to the full Board or any independent Board member, c/o Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. The recommendation should contain the proposed nominee’s name, biographical information and relationship to the stockholder. The Governance Committee evaluates stockholder recommendations for director candidates in the same manner as other director candidate recommendations. Stockholders may also nominate director candidates. See “Frequently Asked Questions” beginning on page 56 for information regarding the process and deadline for stockholders to submit director nominations for the 2018 annual meeting.

When the Board identifies a need to add a new Board member, the Governance Committee identifies candidates by seeking input from Board members and considering recommendations for nominees submitted by other sources, including stockholders. The Governance Committee also from time to time hires third-party search firms to assist in identifying and evaluating candidates for nomination. After the Governance Committee ranks the candidates, the Lead Independent Director, the Chairman of the Board, President and Chief Executive Officer and other Board members interview the candidates selected by the Governance Committee. Members of senior management also may interview candidates. After the interview process, the Governance Committee reassesses the candidates and then makes its recommendation for director candidates to the Board, which determines which candidates are nominated for election by the stockholders or elected by the Board.

2017 Proxy Statement	8

Board Committees

During 2016, the Board held 7 meetings. In order to fulfil its responsibilities, the Board has delegated certain authority to its committees. There are five standing committees. In 2016, each director nominee attended at least 75% of the meetings of the Board and the Board committees on which he or she served. Any director may attend meetings of any committee of which the director is not a member.

For each year, a schedule of Board meetings is established before the year begins. Committee meetings are generally scheduled for the day before, or the day of, meetings of the full Board, except that meetings of the Executive Committee are scheduled only when needed. The Board and each committee also hold such additional meetings as the Board or committee, respectively, determines necessary or appropriate.

Set forth below is a brief description of each committee and its function, its membership and the number of meetings it held during 2016. Additional information about the committees can be found in their charters, which are available on our corporate governance website at www.QuestDiagnostics.com.

Audit and Finance Committee
Number of 2016 Meetings: 10 Gary M. Pfeiffer (Chair) Jenne K. Britell Timothy L. Main Daniel C. Stanzione John B. Ziegler

This committee:

•   Monitors the quality and integrity of the financial statements and financial reporting procedures of the Company.

•   Oversees management’s accounting for the Company’s financial results and reviews the timeliness and adequacy of the reporting of those results and related judgments.

•   Oversees the internal audit function and makes inquiry into the audits of the Company’s books performed internally and by the outside independent registered public accounting firm.

•   Has primary oversight responsibility for the Company’s enterprise risk management program.

•   Appoints the independent registered public accounting firm, monitors its qualifications, independence and performance, approves its compensation and pre-approves the services it performs.

•   Reviews with the Company’s independent registered public accounting firm, and informs the Board of, any significant accounting matters, including critical accounting policies and judgments.

•   Advises and makes recommendations with regard to certain financing transactions and other significant financial policies and actions.

•   Establishes procedures for the receipt, retention and treatment of complaints relating to accounting and internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

•   Reviews and reports to the Board on the Company’s management of its financial resources.

•   Annually reviews its own performance.

The Board has determined that each of Dr. Britell and Mr. Pfeiffer qualifies as an “audit committee financial expert” as defined by the SEC. For descriptions of the experience of Dr. Britell and Mr. Pfeiffer, see “Proposal No. 1—Election of Directors” beginning on page 1.

9	2017 Proxy Statement

Compensation Committee
Number of 2016 Meetings: 4 Timothy M. Ring (Chair) John C. Baldwin* Vicky B. Gregg Jeffrey M. Leiden Gail R. Wilensky * Ceased service upon death in April 2016

This committee:

•   Reports to the Board with respect to the performance of the Chief Executive Officer and reviews and approves the compensation of the Chief Executive Officer based on the directors’ evaluation of the Chief Executive Officer and the Company’s financial performance, competitive compensation data and other factors.

•   Oversees the performance of other senior management team members and annually reviews and approves their annual base salary, annual incentive compensation and long-term incentive compensation.

•   Annually reviews the compensation arrangements for the Company’s senior management team members to assess whether they encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

•   Annually reviews and recommends to the Board the compensation of the Company’s non-employee directors.

•   Administers, or makes recommendations to the Board regarding, the equity-based, incentive compensation and retirement plans, policies and programs of the Company. The Committee may delegate the administration of plans, policies and programs as appropriate, including to executive officers of the Company and to the Company’s Human Resources department.

•   Supports the Board in the senior management succession planning process.

•   Reviews and approves, for senior management team members, employment agreements, severance benefits and other special benefits.

•   Annually reviews its own performance.

For more information regarding the Company’s processes and procedures for executive compensation, including regarding the role of executive officers and compensation consultants in connection with determining or recommending executive and director compensation, see “Compensation Discussion and Analysis” beginning on page 19.

Executive Committee
Number of 2016 Meetings: 0 Daniel C. Stanzione (Chair) Gary M. Pfeiffer Stephen H. Rusckowski

This committee may act for the Board, except with respect to certain major corporate matters, such as mergers, election of directors, removal of directors or the Chief Executive Officer, amendment of the Company’s charter or by-laws, declaration of dividends and matters delegated to other Board committees.

2017 Proxy Statement	10

Governance Committee
Number of 2016 Meetings: 4 Daniel C. Stanzione (Chair) Timothy L. Main Gary M. Pfeiffer Timothy M. Ring Gail R. Wilensky

This committee:

•   Identifies individuals qualified to become Board members, and reviews and recommends possible candidates for Board membership, taking into account such criteria as independence, diversity, age, skills, occupation and experience in the context of the needs of the Board.

•   Reviews the structure of the Board, its committee structure and overall size.

•   Monitors developments in corporate governance.

•   Reviews the Company’s Corporate Governance Guidelines and recommends to the Board such changes to the Guidelines, if any, as the Committee may determine.

•   Recommends to the Board assignments of directors to Board committees.

•   Reviews relationships and transactions of directors, executive officers and senior financial officers for possible conflicts of interest.

•   Reviews and approves transactions or proposed transactions in which a related person is likely to have a direct or indirect material interest pursuant to the Company’s Statement of Policy and Procedures for the Review and Approval of Related Person Transactions.

•   Oversees the Board and each Board committee in their annual self-evaluation.

•   Annually reviews its own performance.

Quality, Safety and Compliance Committee
Number of 2016 Meetings: 4 Gail R. Wilensky (Chair) John C. Baldwin* Jenne K. Britell Vicky B. Gregg Jeffrey M. Leiden John B. Ziegler * Ceased service upon death in April 2016

This committee:

•   Reviews the Company’s policies, programs and performance relating to billing compliance, environmental health and safety, equal opportunity employment practices, fraud and abuse, corporate political contributions and medical quality assurance.

•   Reviews the organization, responsibilities, plans, results, budget and staffing of the Company’s Compliance Department, and reviews significant reports to management, or summaries thereof, regarding the Company’s compliance policies, practices, procedures and programs and management’s responses thereto.

•   Monitors significant external and internal investigations of the Company’s business as they relate to possible violations of law by the Company or its directors, officers, employees or agents.

•   Monitors significant regulatory, legislative and legal developments affecting the Company’s business.

•   Monitors material legal and medical quality matters and compliance with legal and regulatory requirements, and coordinates with the Audit and Finance Committee regarding the same.

•   Annually reviews its own performance.

11	2017 Proxy Statement

Board Leadership Structure and Role in Risk Oversight

At Quest Diagnostics, we recognize the importance of good corporate governance and value the leadership and input of the independent members of our Board of Directors. Effective January 1 2017, Stephen H. Rusckowski, our President and Chief Executive Officer, serves as Chairman of the Board of Directors, and Dr. Daniel C. Stanzione, Ph.D. serves as Lead Independent Director. The Board of Directors currently believes that having our President and CEO serve as Chairman as well as having a Lead Independent Director helps the administration and organization of the Board and facilitates the effective conduct of its duties, including the activities of the independent directors. The Board has revised its leadership structure from time to time and retains the flexibility to revise its leadership structure if, in the exercise of its fiduciary duty, the Board believes that such revision is appropriate.

Our Lead Independent Director has a robust set of responsibilities, set forth in our Corporate Governance Guidelines. The principal responsibilities of the Lead Independent Director include:

•	participate with the Chairman of the Board and CEO in the preparation of the agendas for Board meetings, and have the authority to call meetings of the non-management directors;

•	serve as a member of the Board’s Executive Committee;

•	coordinate providing timely feedback from the directors to the Chairman of the Board;

•	preside over all executive sessions of the non-management directors and all Board meetings in the absence of the Chairman of the Board;

•	take a leading role in the process of evaluating the Board, and lead the non-management directors in the annual evaluation of the performance of the President and CEO;

•	interview candidates for the Board;

•	serve as the principal contact for stockholder communications with the non-management directors; and

•	monitor, and if appropriate discuss with the other non-management directors, communications received from stockholders and others.

We also have other mechanisms in place to promote the appropriate level of independence and oversight in Board decisions. See “Strong Corporate Governance” on page 6.

The Board plays an active role in overseeing the Company’s key risks and has considered its role in risk oversight in determining the current Board leadership structure. The Company’s management is responsible for managing the risks, which it does through a committee of senior managers that leads the Company’s enterprise risk management program; the program is discussed in the Company’s Annual Report on Form 10-K. The program is designed to identify and address the Company’s key risks from time to time, including without limitation medical quality, cybersecurity and business continuity. The Board has delegated to its Audit and Finance Committee primary responsibility for overseeing that program. The Audit and Finance Committee receives periodic updates regarding the program. In addition, the Board’s Quality, Safety and Compliance Committee reviews the adequacy and effectiveness of policies and programs to ensure the Company’s compliance with laws and regulations applicable to its business (other than compliance with securities and accounting laws and regulations, which the Audit and Finance Committee oversees), and its medical quality program, and regularly receives reports regarding these topics. In addition, the Compensation Committee annually reviews the compensation arrangements for the Company’s senior management team members to assess whether they encourage risk taking that is reasonably likely to have a material adverse effect on the Company. Each of these committees regularly updates the Board regarding its activities. In addition, each year the full Board of Directors reviews the enterprise risk management program.

Related Person Transactions

The Company has a written policy pursuant to which it evaluates proposed transactions involving a related person and the Company in which the amount involved exceeds $120,000. A related person is any director or executive officer of the Company, any immediate family member of a director or executive officer, or any person who owns 5% or more of the Company’s outstanding common stock. The office of the General Counsel is primarily responsible for the administration of the policy and for determining, based on the facts

2017 Proxy Statement	12

and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. Certain transactions are defined not to be related person transactions under the policy.

The Governance Committee reviews any proposed transaction in which a related person has a direct or indirect material interest, except for any compensation arrangements involving an immediate family member of a director or an executive officer. In the event that the General Counsel becomes aware of a related person transaction not approved in advance, the General Counsel will arrange for the related person transaction to be reviewed at the next regularly scheduled meeting of the Governance Committee. Any member of the Governance Committee who is a related person with respect to a transaction under review may not participate in any review, consideration or approval of the transaction.

In considering any related person transaction, the Governance Committee determines whether the transaction is fair to the Company. In considering a proposed transaction involving a director or the immediate family member of a director, the Governance Committee also assesses whether the proposed transaction could reasonably be expected to impact the independence of the director under the Company’s Corporate Governance Guidelines, the NYSE listing standards or other applicable rules.

Compensation arrangements involving an immediate family member of an executive officer are reviewed and approved by the Chief Executive Officer and the Senior Vice President, Chief Human Resources Officer, unless such person is an immediate family member of the Chief Executive Officer, in which case the compensation arrangement is approved by the Compensation Committee. Compensation arrangements involving an immediate family member of a director are reviewed and approved by the Compensation Committee.

  2016 Directors Compensation Table

Changes in Director Compensation Program for 2016. After considering the recommendation of the Compensation Committee, which acted after receiving input from its independent compensation consultant, Pay Governance, and after discussing various alternatives, the Board approved the following changes for non-employee director compensation, effective in January 2016:

•	Eliminate meeting fees.

•	Increase the retainer for full Board service by $41,500, to simultaneously (a) bring the retainer in line with the peer group median and (b) reflect the elimination of meeting fees.

•	Introduce the following annual retainers for committee service, to reflect the elimination of meeting fees:

	○	Audit and Finance Committee - $13,000

	○	Compensation Committee - $9,500

	○	Governance Committee - $7,500

	○	Quality, Safety and Compliance Committee - $7,000

	○	Executive Committee - $1,500

The Board continued, unchanged from 2015, the form and value of the annual non-employee equity award (i.e., the award consisted of RSUs valued at $168,000) and the annual fees paid to committee chairs. The Board believes that the compensation arrangements for our non-employee directors, as revised, enhance the alignment of the Company’s non-employee director compensation with stockholder interests and market norms.

13	2017 Proxy Statement

The following table sets forth the 2016 compensation of our non-employee directors. Mr. Rusckowski, our only employee director during 2016, received no additional compensation for serving as director. None of our non-employee directors receives any consulting or other non-director fees from the Company.

	Fees Earned or	Stock Awards
Director	Paid in Cash ($)	($)(1)(2)	Total ($)
John C. Baldwin	56,625	—	56,625
Jenne K. Britell	116,625	167,950	284,575
Vicky B. Gregg	113,125	167,950	281,075
Jeffrey M. Leiden	113,125	167,950	281,075
Timothy L. Main	113,875	167,950	281,825
Gary M. Pfeiffer	148,500	167,950	316,450
Timothy M. Ring	123,500	167,950	291,450
Daniel C. Stanzione	201,000	250,472	451,472
Gail R. Wilensky	130,625	167,950	298,575
John B. Ziegler	116,625	167,950	284,575

(1)	Represents the aggregate grant date fair values of the awards. Each of our non-employee directors then in office received a single award of 2,196 RSUs, and Dr. Stanzione received an additional grant of 1,079 RSUs, on May 17, 2016. RSUs reported in this column were valued based on the average of the high and low prices of our common stock on the grant date. As of December 31, 2016, each non-employee director held the number of RSUs set forth beside his or her name below.

Dr. Baldwin (estate)	2,535	Mr. Pfeiffer	13,830
Dr. Britell	6,605	Mr. Ring	12,889
Ms. Gregg	6,149	Dr. Stanzione	6,998
Dr. Leiden	4,155	Dr. Wilensky	4,731
Mr. Main	4,951	Mr. Ziegler	8,479

(2)	No stock options were awarded to our non-employee directors during 2016. As of December 31, 2016, each non-employee director held options to purchase the number of shares of the Company’s common stock set forth beside his or her name below.

Dr. Baldwin (estate)	18,333	Mr. Pfeiffer	—
Dr. Britell	18,333	Mr. Ring	23,755
Ms. Gregg	—	Dr. Stanzione	44,703
Dr. Leiden	—	Dr. Wilensky	34,333
Mr. Main	2,037	Mr. Ziegler	26,333

Annual Cash Retainer Fees. During 2016, our non-employee directors received an annual cash retainer fee of $96,500, payable in quarterly instalments of $24,125. Directors serving on Board committees also received additional annual retainers for such service, in the following amounts:

○	Audit and Finance Committee - $13,000

○	Compensation Committee - $9,500

○	Governance Committee - $7,500

○	Quality, Safety and Compliance Committee - $7,000

○	Executive Committee - $1,500

The director who served as chair of our Compensation Committee, and the director who served as chair of our Quality, Safety and Compliance Committee, each received an additional $10,000 annual fee, and the director who served as the Chair of the Audit and Finance Committee received an additional $30,000 annual fee. The director who served as non-executive Chairman and Chair of the Governance Committee received an additional $82,500 annual fee.

Equity Awards. Each non-employee director participates in the Company’s Long-Term Incentive Plan for Non-Employee Directors (the “Director Plan”). The Director Plan currently authorizes the grant to each non-employee director, on the date of the annual stockholders meeting, of stock options and stock awards covering shares of common stock having an aggregate value on the date of grant not exceeding $500,000. If

2017 Proxy Statement	14

a person is appointed or elected as a director other than on the date of the annual stockholders meeting, the Board may grant to such director a prorated equity award, in such proportions as the Board may determine. The Director Plan also permits a one-time grant to a non-employee director of an equity award covering a limited number of shares of common stock of the Company upon initial election to the Board. Annual option grants become exercisable, and annual RSUs generally vest and convert to shares of our common stock, in three equal annual instalments, beginning on the first anniversary of the grant date, regardless of whether the non-employee director remains a director. The exercise price of all stock options issued under the Director Plan is the fair market value of our common stock on the grant date.

For 2016, the Board fixed the value of the annual equity award to non-employee directors at $168,000 and determined that the award would be delivered entirely in the form of RSUs. The 2016 award was granted effective May 17, 2016, with each non-employee director receiving an award of 2,196 RSUs. The director who served as non-executive Chairman and Chair of the Governance Committee during 2016 received an additional 1,079 RSUs, granted effective May 17, 2016, having a grant date value of approximately $82,500.

A director may elect to receive annual retainer fees in stock options or stock awards in lieu of cash. The number of options issued in lieu of cash for the retainer fees is based on the estimated value on the grant date of such options using the same option-valuation model used for purposes of recognizing expense for financial statement reporting. The number of shares issued in lieu of cash for the retainer fees is based on the fair market value of the stock on the date that the cash payment would otherwise be made. Options granted in lieu of retainer fees vest immediately. Options, once vested, will be exercisable through the tenth anniversary of the date of grant even if the director’s service on the Board terminates.

Opportunity to Defer Compensation. Under the Company’s Deferred Compensation Plan for Non-Employee Directors, each non-employee director may elect to defer, until a date specified by the director or until the director’s termination of service as a director, the director’s cash compensation or any stock grants awarded pursuant to the Director Plan. Cash amounts deferred may be indexed to (i) a cash account under which amounts deferred earn interest, compounded quarterly, at a rate in effect on the first date of each calendar quarter or (ii) the Company’s common stock.

Changes in Director Compensation Program for 2017. After considering the recommendation of the Compensation Committee, which acted after receiving input from its independent compensation consultant, Pay Governance, the Board determined the compensation for the Lead Independent Director for 2017 is $40,000, payable in equal quarterly cash instalments of $10,000. There were no other changes in the compensation program for directors for 2017.

  Stock Ownership Information

We encourage our directors, officers and employees to own our common stock, which aligns their interests with the interests of our stockholders. The Company maintains stock ownership and retention guidelines for its directors and executive officers. The guidelines call for our directors to beneficially own not less than 6,000 shares of our common stock. Until a director satisfies the minimum shareholding requirement, directors are required to maintain 75% of net shares received from vesting of RSUs and from the exercise of options. For purposes of determining whether a director has met the minimum shareholding requirements, we count shares subject to unvested RSUs but not shares subject to stock options. The guidelines for our executive officers are discussed in “Compensation Discussion and Analysis” beginning on page 19.

The following tables show the number of shares of the Company’s common stock beneficially owned by (1) each person who is known to the Company to own beneficially more than 5% of the Company’s common stock, (2) each director of the Company and each nominee, (3) each named executive officer and (4) all directors, nominees and executive officers as a group. Information in the table regarding the Company’s directors, nominees and executive officers is provided as of March 3, 2017.

15	2017 Proxy Statement

	Number of Shares	Percentage
Name	Beneficially Owned	of Class
BlackRock, Inc. (1)	16,218,277	11.7
The Vanguard Group (2)	13,891,902	10.1
Macquarie Group Limited (3)	8,599,586	6.2

(1)	The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The ownership information is based on the information contained on a Schedule 13G filed by BlackRock with the SEC on January 17, 2017.

(2)	The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The ownership information is based on the information contained in the Schedule 13G filed by Vanguard with the SEC on March 10, 2017.

(3)	The business address of Macquarie Group Limited is 50 Martin Place, Sydney, New South Wales, Australia. The ownership information is based on the information contained in the Schedule 13G filed by Macquarie with the SEC on February 14, 2017.

		Shares Subject to
		Stock Options		Shares
		Exercisable		Underlying
Name	Shares(1)	within 60 days(2)	Total(3)	RSUs(4)
Named Executive Officers
Stephen H. Rusckowski	123,478	840,317	963,795	42,410
Mark J. Guinan	37,427	210,187	247,614	12,490
James E. Davis	25,767	181,193	206,960	11,776
Catherine T. Doherty	68,946	140,848	209,794	8,976
Jon R. Cohen	64,207	166,692	230,899	8,976
Directors and Nominees
Jenne K. Britell	13,289	18,333	31,622	6,614
Vicky B. Gregg	780	—	780	6,160
Jeffrey M. Leiden	1,872	—	1,872	4,155
Timothy L. Main	8,387	2,037	10,424	4,731
Gary M. Pfeiffer	—	—	—	17,614
Timothy M. Ring	—	23,755	23,755	17,853
Daniel C. Stanzione	26,104	44,703	70,807	6,998
Gail R. Wilensky	18,656	34,333	52,989	4,731
John B. Ziegler	8,096	26,333	34,429	8,497
All directors, nominees and executive officers as a group (17 persons)	465,215	1,950,907	2,416,122	198,969

(1)	Each person has sole voting power and sole dispositive power.

(2)	Includes shares of common stock which are subject to options issued under the Employee Long-Term Incentive Plan (the “Employee Plan”) or the Director Plan, as applicable, that were exercisable as of, or would become exercisable within 60 days of, March 3, 2017.

(3)	Includes shares of common stock which are subject to RSU awards issued under the Employee Plan or the Director Plan, as applicable, and that would convert to common stock within 60 days of March 3, 2017. Each executive officer, director and nominee beneficially owned less than 1% of the shares of common stock outstanding. All directors, nominees and executive officers as a group beneficially owned approximately 1.75% of the shares of common stock outstanding.

(4)	Shares of common stock corresponding to RSUs reported in this column are not considered beneficially owned under SEC rules and are not included in the total column in this table. This column also includes phantom stock units held by directors under the Deferred Compensation Plan for Non-Employee Directors.

2017 Proxy Statement	16

INFORMATION REGARDING EXECUTIVE COMPENSATION

Proposal No. 2—Advisory Resolution to Approve Executive Officer Compensation

Section 14A of the Securities Exchange Act entitles stockholders to vote to approve or not approve, on an advisory (non-binding) basis, our executive officer compensation as disclosed in the Compensation Discussion and Analysis and accompanying compensation tables and narrative. We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure, is hereby APPROVED.

Pay for Performance. As discussed in “Compensation Discussion and Analysis” below, our executive compensation program is designed to pay for performance, to align the interests of our executive officers with the interests of our stockholders, to support the Company’s long and short term business goals and to promote the Company’s profitable growth. Our program reflects many “best practices.” In recent years, the Company has built on the strong foundation of its executive compensation program and its track record of pay for performance, and bolstered the alignment of its compensation program with the Company’s strategy and the interests of stockholders. Our executive compensation structure and levels in 2016 clearly demonstrate our commitment to aligning pay and performance.

Advisory Vote. This vote is advisory. We have conducted annually an advisory vote to approve executive officer compensation; the Board will determine when the next stockholder advisory vote to approve executive compensation will take place after considering the results of the stockholder vote on Proposal No. 3. The vote on this Proposal No. 2 is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement. The Board and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of the vote, in conjunction with such other factors as the Board and the Compensation Committee consider appropriate, in connection with the Company’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

Proposal No. 3—Advisory Vote to Recommend the Frequency of the Executive Officer Compensation Advisory Vote

Pursuant to Section 14A of the Securities Exchange Act, we are required to hold a stockholder advisory vote to recommend the frequency with which we conduct a stockholder advisory vote on executive compensation once every six years, although we may seek stockholder input on this issue more frequently. This proposal gives you the opportunity to vote, on an advisory (non-binding) basis, on how often the Company will conduct a stockholder advisory vote on executive officer compensation. You may vote on whether you prefer that the Company conduct such an advisory vote every one, two, or three years. You may also vote to abstain.

Annual Vote Recommended. Our Board unanimously recommends that stockholders vote in favor of conducting the advisory vote on executive compensation required by Section 14A of the Securities Exchange Act annually. We held our last vote to recommend the frequency of the stockholder advisory vote on executive compensation at our 2011 annual stockholders meeting. In 2011, a significant majority of our stockholders voted in favor of conducting the advisory vote on executive compensation annually, and our experience in the past six years has shown that conducting the vote every year is currently the most appropriate option. An annual vote allows stockholders to provide us with direct and immediate feedback regarding our executive compensation program. It also fosters stockholder communications and is consistent with our practice of engaging with our stockholders, and obtaining their input, on our executive compensation program. The Board is open to receiving from our stockholders at any time specific concerns regarding the Company’s executive compensation program.

17	2017 Proxy Statement

Advisory Vote. This vote is advisory. The Board and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of the vote, in conjunction with such other factors as the Board and the Compensation Committee consider appropriate, when determining the frequency of future advisory votes on executive compensation.

THE BOARD RECOMMENDS A VOTE TO CONDUCT THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY “ONE YEAR.” PROXIES SOLICITED BY THE BOARD WILL BE VOTED “ONE YEAR” WITH RESPECT TO THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

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Compensation Discussion and Analysis

Executive Summary

Introduction

The Compensation Committee (the “Committee”) determined 2016 compensation for the Company’s named executive officers after considering, among other things, the Company’s performance, the competitive market for executive talent and the current environment in the healthcare industry, including in diagnostic information services. In recent years, the Company has built on the strong foundation of the Company’s executive compensation program and bolstered the alignment of its compensation program with the interests of stockholders. We believe that our executive compensation structure, compensation opportunity levels, and pay outcomes in 2016 reflect our firm commitment to align pay with performance and the Company’s financial results and also focus management’s attention on implementing our business strategy.

2016 Company Performance

In 2016, we continued to make progress executing our business strategy and delivering on our commitments. The Company improved on financial and operating metrics and exceeded several key financial targets.

2016 Financial Highlights
	Results	Change
Reported:
Net revenues	$7,515MM	0.3%
Operating income as a percentage of net revenues	17.0%	(170) bps
Diluted earnings per share	$4.51	(7.4)%
Cash provided by operations	$1,069MM	30.2%
Adjusted:
Revenue growth on an equivalent basis	N/A	2.6%
Operating income as a percentage of net revenues	16.4%	30 bps
Diluted earnings per share excluding amortization	$5.15	8.0%

Annex A includes reconciliations of adjusted measures to measures reported under accounting principles generally accepted in the United States.

At our Investor Day in November 2016, we communicated a refinement in our strategy to reflect our progress, narrowing our focus to two elements: accelerate growth and drive operational excellence. The following table highlights 2016 progress on our two-point strategy.

2-Point Strategy		Summary Highlights of 2016 Progress
Accelerate Growth	•	We grew revenues 2.6% on an equivalent basis.
	•	Our focus on esoteric testing through our clinical franchises is yielding results (e.g., gene-based and esoteric testing grew approximately 4%; growth in prescription drug monitoring; introduced IBM Watson® Genomics from Quest Diagnostics).
	•	We entered into professional laboratory services agreements with RWJ Barnabas, the largest health care system in New Jersey, and HCA’s HealthOne system in the Denver, Colorado area. We continued to expand our pipeline of hospitals and integrated delivery networks interested in working with us.
	•	We made progress executing our strategy to be the provider of choice for consumers, including opening patient service centers in 56 Safeway stores.
	•	Our emerging data analytics business is gaining traction: the customer list for our Data DiagnosticsTM tool, offered in partnership with Inovalon, is growing and includes premier health plan payers such as Anthem and Harvard Pilgrim.

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2-Point Strategy		Summary Highlights of 2016 Progress
Drive Operational Excellence	•	We continued to make strong progress driving operational excellence and improving our quality, efficiency and customer experience. We improved performance on key medical quality and customer service measures as we became more efficient.
	•	For example, since 2014, we have improved EMR interface turnaround time by 20%, reduced recollections in patient services by over 15%, reduced wait time in our patient service centers by over 12% and reduced missed pickups by over 12%.
	•	In 2016, we launched electronic check-in for patients in our patient service centers and real-time payment determination with several major payers. We also commenced the rollout of our improved logistics management system, strengthening and enhancing the efficiency of our courier system, and enhanced the functionality of our physician portal, improving the customer experience and reducing cost.
	•	Our Invigorate cost excellence program has delivered over $1.1 billion in run- rate savings (compared to 2011) as we exited 2016. We are on track to deliver our goal of $1.3 billion in run-rate savings as we exit 2017.
	•	We believe that we will continue to find opportunities to drive operational excellence and achieve additional cost savings after 2017.

The following table provides 2016 highlights on our three operating principles—strengthening the organization, delivering disciplined capital deployment and focusing on diagnostic information services—that formerly were part of the Company’s five-point strategy.

3 Operating Principles		2016 Highlights
Strengthen the organization	•	We streamlined our regional operations.
	•	We implemented across our entire organization our Everyday Excellence program, which includes guiding principles to support a superior customer experience, to inspire our employees to be their best every day, with every person and with every customer interaction.
	•	We continued our Leading Quest Academy, which is designed to strengthen our more senior employee leaders through a highly experiential leadership development program focused on creating a high-performance culture and sharpening the capabilities needed to lead our organization. We also started a new leadership training program (Leading Quest Supervisor Academy) for our supervisor-level employees.
	•	Reinforcing our commitment to integrity as one of our core values, we updated our Code of Ethics to better align with our vision, goals and brand.
	•	We improved the engagement levels of our employees.
Focus on diagnostic information services	•	We maintain a sharp focus on providing diagnostic information services. In 2016, we completed our efforts to refocus on these services when we sold our Focus Diagnostics® products business and concluded the disposition of our Celera® products business.
	•	Since 2012, we also have disposed of our OralDNA® salivary diagnostics business, our HemoCue® and Enterix® diagnostic products businesses and ibrutinib royalty rights. These dispositions collectively generated approximately $1 billion of proceeds. In 2015, we also contributed our business of central laboratory testing for clinical trials to a joint venture, Q2 SolutionsTM.

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3 Operating Principles		2016 Highlights
Deliver disciplined capital deployment	•	We returned a majority of our free cash flow to stockholders, through dividends and repurchases of our common stock.
	•	To aid our efforts to restore growth, we reinvested in our business nearly $300 million in capital expenditures, and closed the acquisition of the outreach laboratory testing business of Clinical Laboratory Partners, a subsidiary of Hartford Healthcare.
	•	In November 2016, we announced the sixth increase in our quarterly common stock dividend since 2011, increasing the dividend by over 12%, from $0.40 per common share to $0.45 per common share.
	•	In December 2016, our Board approved a $1 billion increase in repurchase authority under our common stock repurchase program.

Incentive Compensation Outcomes and Alignment with Performance

The 2016 annual incentive payout for our named executive officers, including Mr. Rusckowski, on our annual cash incentives under the Senior Management Incentive Plan (“SMIP”) was 94% of target, compared to 89% of target in the prior year. The increase reflects stronger year-on-year top line performance relative to target as well as improvements in non-financial metrics, including medical quality and customer experience. Similarly, payout on performance share awards for the 3-year performance period ended December 31, 2016 was 93% of target, which was significantly higher than the payout on performance share awards for the 3-year performance period ended December 31, 2015. The following table summarizes annual incentive and performance share payouts for the two most recent performance periods for our named executive officers.

Incentive Program	Annual Incentive Payout (% of target)	Performance Share Payout for 3-year performance period (% of target)
Performance period ended December 31, 2016	94	93
Performance period ended December 31, 2015	89	19

Our total stockholder return for recent periods, relative to relevant publicly traded comparator groups, is set forth below.

	1-Year	2-Year	3-Year
	TSR (%)	TSR (%)	TSR (%)
	(2016)	(2015-16)	(2014-16)
Quest Diagnostics Incorporated	31.9	42.9	83.0
Compensation Peer Group Median	6.5	17.0	30.8
S&P 500 Index	12.0	13.5	29.0

The returns reflect our improved operating performance and further illustrate our pay for performance alignment. The total shareholder return shown combines stock price appreciation and dividends paid during the relevant performance period, thereby allowing for the effect of divergent dividend policies.

Taken in the aggregate, the results of our annual and long-term incentive programs demonstrate that the Committee sets challenging performance goals and that our named executive officers receive compensation based on the achievement of those goals. Please also see the charts, on pages 28 and 32, respectively, discussing historical payouts for our annual incentive compensation and performance share awards.

Recent Compensation Actions

At the Company’s 2016 annual meeting of stockholders, approximately 92% of votes cast on the say-on-pay proposal voted in favor of the compensation of our named executive officers. In 2016, we took steps to gain insights regarding our compensation program and to understand the concerns of our investors. We held discussions with our investors, including stockholders holding more than 50% of the Company’s outstanding common stock, to discuss our executive compensation program. The Committee also received advice from its

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independent compensation consultant, considered market practices and trends and considered management recommendations based on the Company’s strategic direction. Insights gained from these efforts, including the feedback from our investors, were evaluated by the Committee, along with the results of the say-on-pay advisory vote, and were taken into account by the Committee in taking action regarding the Company’s compensation program in and for 2016.

In 2016, the Company strengthened our executive compensation program. In 2015, to enhance the strategic linkage between our Invigorate cost excellence program and executive pay for the 2015-17 performance period, the Committee had adopted run-rate savings on the Company’s Invigorate cost excellence program as a performance share metric, with a 25% weight. The compound annual growth rate (CAGR) of the Company’s revenue and average return on invested capital (“ROIC”) were weighted at 40% and 35%. Because the performance period for the 2016 awards will continue after the expected conclusion of the current Invigorate program, for 2016 performance share awards, the Committee reverted to the performance measures used for the awards made in 2012 through 2014: average ROIC (50% weight) and revenue CAGR (50% weight) over the three-year performance period.

Strong Foundation

Our program is designed to align executive compensation with the Company’s performance. In recent years the Committee has built a strong foundation for our executive compensation program, and, in addition to the actions noted above, has taken numerous steps to enhance the program’s alignment of pay and performance.

•	In 2012, we enhanced the performance orientation of our equity awards for our executive officers by increasing the portion allocated to performance shares and stock options and decreasing the percentage allocated to restricted share units (“RSUs”). The chart below shows the 2016 target compensation for our named executive officers and the mix, unchanged since 2012, of our long-term incentives.

•	Beginning in 2014, the Committee expanded the pool of recipients of equity awards and, in February 2017, for the fourth consecutive year, the Committee again awarded a significant number of equity awards, consisting solely of RSUs, to more than 200 high-performing employees who are not ordinarily eligible for equity awards. These “special recognition awards” are designed to foster an alignment of stockholder interests with a broader group of employees, to incentivize these employees to continue to perform at a high level and to promote a culture of employee ownership. Employee ownership also is fostered by our Employee Stock Purchase Plan, under which employees may purchase our common stock at a discount, and our Quest Diagnostics Profit Sharing Plan (the “401(k) Plan”). As of December 31, 2016, over 60% of our employees actively purchased our common stock in one or both of these two plans.

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Best Practices

Our program reflects many best practices.

What We Do	What We Don’t Do

•   Link executive pay to performance

•   Maintain a clawback policy that covers both equity and cash incentive awards to current and former executive officers and key employees

•   Maintain share ownership and retention guidelines for executives and members of senior management

•   Use three-year vesting for equity awards

•   Measure performance for performance share awards over a single 3-year performance period

•   Provide for “double trigger” change-in-control vesting in all new equity awards: awards vest following a change in control only if the employee experiences a qualifying termination of employment

•   Utilize an independent compensation consultant

•   Maintain an investor outreach program to incorporate feedback in our compensation programs

•   Annual “say on pay” vote

•   Program designed to maximize tax deductibility for the Company

•   Evaluate management succession and leadership development efforts on an ongoing basis

•   No excise tax gross-ups upon a change in control

•   No supplemental pension benefits for executives

•   No single-trigger vesting in connection with a change in control for equity awards

•   No hedging or pledging or speculative transactions in our securities by directors and executive officers

•   No repricing of equity awards without stockholder approval

•   No excessive perquisites

•   No payment of dividends or dividend equivalents on performance shares

•   No vesting schedule that allows full vesting of equity awards prior to the first anniversary of grant (except for 5% of awards)

•   No encouraging imprudent risk taking

•   No employment agreements for executive officers except our CEO

Executive Compensation Philosophy

Our executive compensation program is designed to:
•	Support our business strategy and financial objectives;
•	Attract and retain talented executives;
•	Motivate executives to achieve results that appropriately balance the short-term and the long-term interests of our stockholders, employees and customers;
•	Reward corporate and individual performance;
•	Mitigate risks to the Company by encouraging prudent decision-making; and
•	Provide flexibility and responsiveness to changing business conditions, as well as the growth and diversification of the Company.

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The principal components of compensation for our named executive officers are discussed in the following table.

Component	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities
Annual Cash Incentive (SMIP)	Cash (Variable)	Rewards achievement of overall corporate financial and, to a lesser extent, non-financial results for the most recently completed fiscal year
Long-Term Incentives	Equity Awards (Variable)	Provides meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive stockholder value creation and supports the Company’s retention strategy

As shown in this chart, the bulk of our senior executives’ compensation is performance based and variable in nature (89% for our CEO and an average of 79% for our other NEOs in 2016). The chart reflects 2016 target direct compensation and excludes the value of other benefits and perquisites.

We believe that a balanced compensation program which encourages a long-term focus supports sustained long-term corporate performance. Our long-term awards provide alignment with stockholder interests and help attract and retain critical employee talent. More information regarding the mix of long-term incentives used in our programs is discussed below.

We make very limited use of employment agreements with executive officers. Of our named executive officers, only Mr. Rusckowski, our Chairman, President and Chief Executive Officer, has an employment agreement (the employment agreement is discussed under the heading “Employment Agreement” on page 40). Our other named executive officers are “at will” employees.

Executive Share Ownership and Retention Guidelines

Since 2005 we have maintained senior management retention and ownership guidelines. Our current guidelines are set forth in the following table.

Employee	Minimum Shareholding Requirement (X times base salary)
CEO	6X
Other Executive Officers	4X
Other Senior Management	3X or 2X, depending upon position

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We determine the number of shares corresponding to these thresholds on April 1 of each year using the average annual price of our common stock during the preceding calendar year and the employee’s base salary as of the first business day in April. For purposes of determining whether an employee has met the minimum shareholding requirements, we count shares subject to unvested RSUs but not shares subject to stock options or unvested performance share awards.

Under the guidelines, an employee’s ability to sell shares associated with equity awards is limited until the officer satisfies a minimum ownership position. Our executive officers are required to retain 75% of net shares received from vesting of RSUs and performance shares and from the exercise of stock options, until they achieve their minimum shareholding requirement. As of April 1, 2017, each of our named executive officers holds stock in excess of his or her minimum ownership requirement.

The Committee periodically reviews these guidelines and may adjust them. Under our policy, if a named executive officer satisfies the minimum share ownership requirements in our guidelines, the Committee monitors future equity awards to that person to assure that the interests of the named executive officer and stockholders continue to be significantly aligned and, if warranted, adjusts the minimum share ownership requirements or adds retention requirements.

Policies Regarding Hedging and Pledging our Common Stock

Our directors and executive officers are prohibited from pledging the Company’s common stock to secure a loan, and from holding such stock in a margin account. Our directors and executive officers also are prohibited from entering into transactions that result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including but not limited to the use of financial derivatives (such as puts and calls), short sales or any similar transactions. In addition, our directors and executive officers, as well as certain other employees, generally may purchase or sell Company securities only during permitted window periods (generally 30 calendar days beginning on the second business day following the issuance of our quarterly earnings releases).

Setting Executive Compensation

The Committee establishes the Company’s general compensation philosophy, oversees our executive compensation program and regularly monitors our executive compensation to ensure adherence to our compensation philosophy. The Committee is supported in its work by our Senior Vice President, Chief Human Resources Officer and his staff and the Committee’s independent compensation consultant.

Within the framework of the executive compensation programs approved by the Committee, the Chief Executive Officer recommends to the Committee individual compensation for the executive officers, other than himself. These recommendations are based on market data and Company and individual performance. The Chief Executive Officer also recommends incentive compensation measures to align compensation with our corporate objectives. He is present during the portions of Committee meetings in which compensation decisions regarding the named executive officers other than the Chief Executive Officer are reviewed and decided, but the Committee retains the final authority for all such decisions. The Chief Executive Officer does not make any recommendations to the Committee regarding his own compensation and does not participate in portions of Committee meetings when his compensation is reviewed and decided.

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The Committee has retained an independent consultant to assist it in carrying out its responsibilities. The following table provides information regarding the Committee’s independent consultant, Pay Governance LLC.

Independent Consultant — Pay Governance LLC
• Reports directly to, and is directly accountable to, the Committee, which has sole authority to retain and terminate it, at Company expense
• February 2017: the Committee assessed Pay Governance in accordance with SEC and NYSE rules and determined that it is independent and there are no conflicts of interest

What They Do
• Provide analyses and information regarding the 3-year realizable pay of the Company’s executive officers and the 3-year stockholder returns of the peer group	• Provide analyses and information regarding market practices and trends in executive and director compensation for companies in our peer group
• Advise on the design of our executive compensation programs to ensure the linkage between pay and performance	• Periodically participate in private sessions of the Committee (without Company employees present)
• Provided related advice and services (e.g., advice regarding compensation peer group)	• Periodically meet with the Committee’s Chairman to discuss compensation matters
What They Don’t Do
• Provide services to the Company (other than its services to the Committee)	• Have ties to management that could jeopardize its fully independent status

Competitive Pay Information

For each named executive officer, the Committee annually reviews performance and approves all elements of compensation, including base salary, annual incentive awards and long-term incentive awards, except for our broad-based employee benefit programs. After the Committee approves the compensation of our named executive officers, the Committee reports the compensation to the full Board.

To assist the Committee with its review, our Human Resources department, in consultation with Pay Governance, annually prepares analyses of each named executive officer’s compensation, including tally sheets. The review includes current and prior year compensation information regarding base salary, target and paid annual incentive compensation, deferred compensation activity and balances, aggregate equity grant values, perquisites, and all other compensation, as well as estimates of the amounts payable to each named executive officer upon termination of employment under various circumstances, including in connection with a change in control.

The compensation targets for, and compensation earned by, each named executive officer are analyzed relative to market data for comparable positions in a peer group. In 2016, the Committee did not make any changes in the Company’s peer group. The peer group continues to consist of the following 16 companies, which generally are in the healthcare services, equipment and distribution industries.

• Agilent Technologies Inc.	• Laboratory Corporation of America Holdings
• C.R. Bard, Inc.	• Owens & Minor, Inc.
• Baxter International Inc.	• PerkinElmer Inc.
• Becton, Dickinson and Company	• St. Jude Medical, Inc.
• Boston Scientific Corporation	• Stryker Corporation
• DaVita Inc.	• Tenet Healthcare Corp
• Henry Schein, Inc.	• Varian Medical Systems, Inc.
• Hologic, Inc.	• Zimmer Holdings, Inc.

For the named executive officers, the Committee establishes target compensation consistent, to the extent possible, with comparable positions in the peer group. Our practice is to target total direct compensation (including base salary, annual cash incentive targets and long-term incentive awards) at market competitive

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levels, depending upon the named executive officer’s responsibilities, expertise and experience, along with individual and Company performance.

Specific consideration is given to the weighting of fixed and at-risk components of pay relative to the peer group. No single element of compensation is set without considering the total direct compensation of the named executive officers relative to the marketplace, as well as the impact of any change on the other components of our pay model. The economic value of each participant’s prior equity awards at the date of grant is considered when setting annual compensation packages. We do not take into account realized or unrealized gains from previous equity awards in setting subsequent total compensation levels.

Based on the 2016 review, the target total direct compensation for Mr. Rusckowski, the Chief Executive Officer, was at the 53rd percentile of the peer group, while the target total direct compensation for the other named executive officers ranged from the 44th percentile to the 71st percentile.

Pay Components

Base Salary

We pay base salary to our executives to provide them a steady source of income for their services to the Company. The Committee annually reviews and approves base salaries for the named executive officers. Consistent with our executive compensation philosophy, base salaries are set at levels competitive with the peer group. The Committee determined 2016 base salary adjustments based on an assessment of each named executive officer’s position, performance, scope of responsibility, current salary level and market comparables. 2016 base salary adjustments and base salary rates for each named executive officer are set forth in the following table.

	Increase in Base Salary (%)	2016 Base Salary Rate ($)
Stephen H. Rusckowski	—	1,100,000
Mark J. Guinan	2.6	590,000
James E. Davis	2.6	590,000
Catherine T. Doherty	—	575,000
Dr. Jon R. Cohen	—	575,000

The total base salary paid to each named executive officer in 2016 is reported in the “2016 Summary Compensation Table” on page 37.

Annual Cash Incentive Compensation

Introduction

Our annual cash incentives reward the achievement of annual performance, including operating and strategic goals (both financial and non-financial). The Committee generally sets performance goals with targets based on the Company’s operating plan and aligned with our two-point business strategy; non-financial goals are objective in nature. We generally pay annual incentives to our executive officers in accordance with the SMIP, which our stockholders approved at our 2003 annual stockholders meeting.

The Committee’s approach to annual incentive compensation generally has been to:

•	Tie annual incentive compensation to key operating goals;

•	Establish targets that are challenging, yet attainable; and

•	Provide for a maximum payout of 200% of target upon achievement of extraordinary performance.

In recent years, the primary focus of the annual incentive plan has been on revenue and profitability. Because the Committee believes that nonfinancial business objectives also are important, it also has incorporated non-financial metrics in the annual plan in recent years.

The following table sets forth, for each of the past five years, the aggregate annual cash incentive payments as compared to target for the named executive officers then in office. The Committee believes that these results demonstrate the rigor of the targets adopted, that targets have been set at reasonable levels

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and that annual incentive compensation has been sensitive to Company performance. Since 2005, even in years that the Company had strong financial performance, annual incentive compensation payouts never reached 150% of target.

Year	Incentive Payment as Compared to Target (%)
2012	72*
2013	10
2014	95
2015	89
2016	94

*	Excludes the annual incentive payment to Mr. Rusckowski, who joined the Company mid-year and, pursuant to his employment agreement, was paid at a guaranteed target level.

Annual Incentive Compensation for 2016

For 2016, we paid annual incentive compensation under the SMIP to all the named executive officers. The Committee determined the incentive target for annual incentive compensation for each named executive officer at the beginning of 2016, after considering the factors discussed above. For 2016, the incentive targets for each of the named executive officers were not changed from 2015 levels.

For each named executive officer, the threshold, target and maximum performance criteria were established with payout opportunities set at zero, one-times (100%), and two-times (200%) target incentive, respectively. Rewards for performance levels between these levels were interpolated. All annual cash incentive payments to our named executive officers are subject to the achievement of specific performance goals and, if achieved, are scheduled to be paid on or before March 15th of the year following the completion of the performance year. The Committee may adjust performance measures based on objective criteria to focus on the operating performance of the Company, to avoid unintended compensation results and to ensure that participants are not inadvertently given incentives to avoid taking actions in the long-term interest of the Company and its stockholders.

For 2016, annual cash incentive payouts for the named executive officers were based on performance measured against both financial and non-financial goals. The principal financial goals related to achieving budget targets, including adjusted diluted earnings per share (EPS) excluding amortization expense, revenues and adjusted net income from continuing operations. The financial goals were weighted heavily, as compared to non-financial goals, in order to provide the proper incentive for management to generate profitable growth. The non-financial goals related to key elements of the Company’s strategy. For example, medical quality and customer experience goals were developed to drive operational excellence, to improve the customer experience and to position the Company for the future. The medical quality goals included measures such as missed specimen pickups and revised reports; the customer experience goals included service quality measures such as patient waiting time, first call resolution and turn-around times. In addition, we believe that employee engagement and voluntary turnover levels are linked to our strategy to accelerate growth and drive operational excellence, and our effort to deliver a superior customer experience. Employee engagement was assessed based on indices built from employee survey questionnaires. The Committee set the weights for each goal based on its relative importance. Each of the named executive officers had the same goals and weightings. The following chart shows the goals, the relative weight allocated to each goal, results and resulting payout factors for 2016.

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Weight (%)	Measure/Objective	Threshold	Target	Results	Weighted Payout Factor %
20	Adjusted diluted earnings per share, excluding amortization expense	$4.89	$5.15	$5.10	16.2
40	Revenue attainment	$7,355MM	$7,540MM	$7,515MM	34.4
20	Adjusted net income	$630MM	$684MM	$673MM	15.8
10	Medical quality and customer experience	multiple	multiple	multiple	13.7
5	Employee engagement	66.5	70.0	73.2	9.6
5	Voluntary turnover	16%	14.3%	14.6%	4.1
	Total				93.8

From time to time, the Committee makes adjustments to the Company’s results based on objective criteria for purposes of calculating performance under the SMIP. In 2005, the Committee identified items, which are set forth in the following table, for which it may make adjustments. As a matter of policy, the Committee seeks to apply these principles consistently from year to year.

Quest Diagnostics Policy: Items for Which the Committee May Make Adjustments
•	Gains and losses from the sale of a business	•	Gains or losses on debt extinguishment
•	Charges related to the impairment of goodwill or intangible assets	•	Extraordinary gains or losses, including material legal settlements
•	Charges related to reorganization and restructuring programs	•	Cumulative effect, or one-time gains or losses, from adoption of
•	Charges related to the acquisition or integration of a company or		accounting changes
	business	•	Effects of changes in tax laws or the rate on deferred tax assets and liabilities

The Committee may make adjustments based on these items because:

•	These items may be outside the control of participants and could create “windfall” benefits or undue penalties (for example, changes in tax laws or accounting standards); and

•	Impact from these items could distract management from focusing on operating performance by penalizing participants for taking actions in the long-term interest of the Company and its stockholders (for example, a restructuring of operations) that might in the short term negatively impact a performance measure.

In accordance with this policy, the Committee made the adjustments set forth in the table below to the Company’s results for fiscal year 2016 for purposes of calculating performance under the SMIP.

Items Adjusted For in 2016 Annual Incentive Calculations

	Diluted EPS ($)	Net Income from Continuing Operations ($)
Diluted EPS, as reported	4.51
Amortization expense	0.38
Diluted EPS, excluding amortization expense	4.89
Net income from continuing operations, as reported		645MM
Charges related to reorganization and restructuring programs	0.35	50MM
Loss on debt extinguishment	0.21	30MM
(Gain)/loss on sale of business	(0.24)	(34MM)
Impairment of intangible assets and investments	0.06	9MM
Impact of adoption of accounting standard related to stock based compensation	(0.05)	(9MM)
Escrow recovery net of costs including wind-down costs related to disposed business	(0.12)	(18MM)
Total adjustments	0.21	28MM
Adjusted financials for incentive purposes	5.10	673MM

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The adjustments made by the Committee are the same as those disclosed when reporting our 2016 financial performance, except for the adjustment due to the change in accounting for stock-based compensation. This additional adjustment is intended to remove the benefit to management that otherwise would have resulted from the adoption of an accounting change, in line with the policy set forth above.

Some of the adjustments made by the Committee had the effect of increasing adjusted diluted EPS excluding amortization expense and adjusted net income from continuing operations; others had the effect of decreasing these measures. Had the Committee not made the adjustments shown in the foregoing table, the weighted payout factor for adjusted diluted EPS excluding amortization expense would have been 0% rather than 16.2% and the weighted payout factor for adjusted net income from continuing operations would have been 5.6% rather than 15.8%.

For 2016, the target incentives and payouts for the named executive officers are summarized in the following table.

	2016 Target Incentive as a % of Salary	2016 Actual Payment as a % of Target	2016 Actual Payment as a % of Salary	2016 Actual Payment ($)
Mr. Rusckowski	130	94	122	1,341,340
Mr. Guinan	90	94	84	495,156
Mr. Davis	75	94	70	412,630
Ms. Doherty	75	94	70	404,512
Dr. Cohen	75	94	70	404,512

The following table shows, on a pro forma basis, the payments that would have been made, including as a percentage of target and as a percentage of salary, had the Committee not made the adjustments discussed above (these amounts would replace the numbers under the headings “2016 Actual Payment as a % of Target,” “2016 Actual Payment as a % of Salary” and “2016 Actual Payment” in the table preceding this paragraph).

	2016 Payment as a % of Target (Pro Forma)	2016 Payment as a % of Salary (Pro Forma)	2016 Annual Incentive ($) (Pro Forma)
Mr. Rusckowski	67	88	963,820
Mr. Guinan	67	61	355,794
Mr. Davis	67	51	296,495
Ms. Doherty	67	51	290,662
Dr. Cohen	67	51	290,662

2016 Conclusion

Overall, the Committee believes that the annual incentive payments made to our named executive officers for 2016 were consistent with the objectives of our executive compensation program.

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  Long-Term Incentive Awards

Introduction

We design our long-term incentive awards to:

•	Align management’s compensation opportunities with the interests of our stockholders;

•	Provide long-term compensation opportunities consistent with market practice; and

•	Incent and reward long-term value creation.

To achieve these objectives, we currently award long-term incentives to our named executive officers annually in the form of equity awards as follows:

Component	Weight (% of Award Value)	Time Horizon for Value Creation	Vesting	Purpose
Performance Shares	40	3 years	Performance-based 3-year cliff vesting	• Align executives with stockholders • Provide strong links with strategy and operating metrics • Performance-based vesting
RSUs	20	3 years	25% after 1 year, 25% after 2 years and remaining 50% after 3 years	• Align executives with stockholders • Provide retention incentives • Provide incentives to preserve value • Balance long-term incentive package
Stock Options	40	10 years	In 1/3rd increments annually over three years	• Align executives with stockholders • Highlight stock price appreciation as a key indicator of success

The time horizons shown operate in conjunction with, and in addition to, our stock ownership and retention requirements.

In determining the value of the long-term incentive component of each named executive officer’s compensation, the Committee considers, without limitation:

•	The value of similar incentive awards to executive officers in the peer group;

•	The executive’s scope of responsibility, experience and market opportunities that may be available to the executive; and

•	The executive’s performance and contribution to meeting the Company’s objectives.

The Committee is responsible in its use of equity as long-term incentive compensation and regularly monitors the use of equity compensation for executives and the Company as a whole from a competitive standpoint. The Committee believes that our equity awards, which emphasize performance shares and options for our most senior employees, including all of our executive officers, reflect a focus on pay for performance and competitive considerations and support our business strategy. The program also fosters the ownership culture that the Committee seeks to encourage among our employees, including our senior management.

Timing of Equity Awards; Awards Committee

It has been the Committee’s practice to make annual equity grants at a meeting held shortly after we announce our prior year’s earnings. It also has been the Committee’s practice to make equity grants to new hires and promoted employees, and other grants in special cases, from time to time as appropriate.

The Awards Committee, created by the Board, consists of one director and has authority to grant certain equity awards under the Employee Plan and to make corrections to awards approved by the Compensation Committee, to the extent the Awards Committee determines that corrections are necessary or appropriate to carry out the Compensation Committee’s intentions. At this time, the Awards Committee consists of Mr. Rusckowski.

The Awards Committee is authorized to grant the full range of awards that can be issued under the Employee Plan. There are, however, significant limits on awards that the Awards Committee may grant. These

31	2017 Proxy Statement

include: (i) a prohibition on awards to executive officers; (ii) a prohibition on awards to any individual whose base salary exceeds a threshold amount; (iii) an annual limit on awards granted to any individual; and (iv) an annual limit on aggregate awards granted. In addition, awards granted by the Awards Committee are required to vest over three years, in accordance with a schedule approved by the Board that is consistent with the vesting schedule that applies to equity awards approved by the Compensation Committee. It is expected that the Awards Committee will approve awards from time to time as it determines appropriate, and that the awards will be issued for, among other purposes, new hires, promoted employees, employee retention and special recognition awards, including for high-performing employees who generally are not eligible for annual equity awards. The Awards Committee regularly reports to the Compensation Committee awards granted by, and corrections made by, the Awards Committee. In 2016, 73,613 options, 1,414 performance shares, and 13,437 RSUs were granted by the Awards Committee.

Approach to Performance Share Awards

For each year since 2005, the Committee has included an annual grant of performance shares in the long-term incentive awards to our employees, including our executive officers. Performance shares encourage a long-term view and reinforce the link between financial results and rewards. Our performance shares are generally based on a three-year performance period and reward financial and operational performance during that period. The value that they provide depends on the level of achievement of predefined performance goals over the multi-year performance period. If minimum performance levels are not achieved, the performance shares are forfeited and provide no value. New performance share awards are made each year, and accordingly participating named executive officers will participate in up to three overlapping performance periods during each year.

For each performance share award, the Committee establishes baselines, target performance levels and the measurement period. When the Committee establishes the performance measure, it may adjust items based on objective criteria (generally under the same categories identified above in the discussion of annual incentive compensation, and for the same reasons). No performance shares will be earned if a specified minimum performance level is not achieved. For performance above the threshold level, payment will vary with actual performance achieved, up to a maximum payment of 2 times the target level. Determination of the shares payable pursuant to each award is made after the end of the performance period.

The Committee’s approach to performance share awards has been to establish targets that are challenging, yet attainable, and to provide that a maximum payout of 200% of target requires extraordinary performance. The following table sets forth the aggregate performance share award payouts over the past five years, as compared to target, for the named executive officers then in office. Since 2005, although in some cases targets have been exceeded, performance share award payouts have never reached 150% of target.

Performance Period	Year Paid	Performance Share Payout as Compared to Target (%)
2010 – 12	2013	33
2011 – 13	2014	0
2012 – 14	2015	2
2013 – 15	2016	19
2014 – 16	2017	93

The Committee believes that these results demonstrate the rigor of the targets adopted, that targets have been set at reasonable levels and that performance share award payouts have been sensitive to Company performance.

Determination of February 2013 Performance Share Awards

In February 2016, the Committee determined payment for performance share awards made in February 2013. At the time of grant, the Committee established baselines, performance measures, target performance levels and the measurement period. The performance measures were the Company’s revenue CAGR (50% weight) and average ROIC (50% weight) during the performance period (subject to adjustment as discussed above and calculated in accordance with the plan). The measurement period was January 1, 2013 to December 31, 2015.

2017 Proxy Statement	32

The following table shows the targeted performance levels (awards for performance between these percentiles are interpolated on a straight-line basis).

Performance Shares Earned (as multiple of target number of shares)	Average ROIC (%)	Revenue CAGR (%)
0	10.44	0
1	11.60	2.4
2	12.76	5

The Committee determined that the Company’s revenue CAGR during the performance period was .91%, and that the weighted payout percentage for this metric was approximately 19%. The Committee also determined that the Company’s average ROIC during the performance period was below threshold, and that the weighted payout percentage for this metric was 0%. As a result, the number of performance shares earned during the performance period was approximately 19% of target.

The table below reconciles revenues used for calculating the Company’s revenue CAGR for purposes of the performance share awards with reported revenues for both 2012, which was the baseline year, and 2015. Revenues for incentive purposes were calculated, in accordance with Quest Diagnostics policy, to reflect changes associated with the disposition or wind-down of businesses during the performance period so as to reflect the underlying operating performance.

	Baseline Revenues for Incentive Purposes ($) MM	2015 Revenue Attainment for Incentive Purposes ($) MM
Revenues, as reported	7,383	7,493
Clinical Trials revenues[1]	(173)	(85)
Celera Products revenues[1]	(35)	(45)
Other Celera revenues	(15)	(7)
Total adjustments	(223)	(137)
Revenues for incentive purposes	7,160	7,356

(1) Business disposed of or being wound down during the performance period.

Had the Committee not made the adjustments shown in the foregoing table, the weighted payout percentage for revenue CAGR, and for the 2013 performance share award as a whole, would have been approximately 10%.

The following table shows the 2013 performance shares actually earned by each of the named executive officers, as well as the number of performance shares that would have been earned by each executive officer had the awards been based on reported revenues.

	2013 Performance Shares Earned	2013 Performance Shares Earned Based on Reported Revenues
Mr. Rusckowski	10,273	5,599
Mr. Guinan	2,591	1,412
Mr. Davis	1,870	1,019
Ms. Doherty	2,684	1,463
Dr. Cohen	2,684	1,463

2016 Equity Awards

In February 2016, the Committee awarded long-term compensation for 2016 to the named executive officers, resulting in the equity awards shown for them in the “2016 Summary Compensation Table” and the “2016 Grants of Plan-Based Awards Table” on pages 37 and 38, respectively.

In considering the size of the award for each of these named executive officers, the Committee considered the factors described above, including the performance of the Company and the executive during 2015 and the competitive market for executive talent.

33	2017 Proxy Statement

For 2016, the Committee granted equity awards to the more senior equity award recipients, including all of our executive officers, consisting of 40% stock options, 40% performance shares, and 20% RSUs. Less senior participants in the program received equity awards consisting solely of stock options and RSUs. The Committee also approved a significant number of equity awards, consisting solely of RSUs, to high-performing employees who generally do not receive equity awards as part of their annual compensation. These “special recognition awards” were designed to foster an alignment of stockholder interests with a broader group of employees, and to incentivize these employees to continue to perform at a high level.

We continued to use stock options as a component of our equity awards because they align incentives with stockholder interests by rewarding appreciation in stock price. We believe that stock options are an appropriate incentive to motivate our employees. Stock options generally vest 1/3rd on each of the first, second and third anniversaries of the grant date.

The Committee determined that because the performance period for the 2016 performance share awards would extend after the expected 2017 conclusion of the Company’s Invigorate cost excellence program, the awards would not contain a measure focused on that program, but would instead contain the same measures used in performance share awards awarded from 2012 through 2014: the revenue CAGR (50% weight) and average ROIC (50% weight). Consistent with 2015 awards, the 2016 awards provide for a payout at 50% of target upon achievement of threshold performance. The target performance shares subject to the 2016 performance share awards will be earned over a three-year period ending December 31, 2018 and will be paid out in shares of the Company’s common stock after the end of the performance period to the extent that the performance level is achieved. Determination of the shares payable pursuant to the 2016 performance share award will be made after the end of the performance period.

ROIC

The Committee adopted the use of ROIC, along with revenue CAGR, as the performance share metrics in 2012 and has continued to use these metrics. The key building blocks of our ROIC metric are: (1) adjusted net operating profit after tax (“NOPAT”), and (2) adjusted Invested Capital, defined as average total debt and stockholders’ equity. ROIC is calculated as NOPAT/Invested Capital. In addition to being well supported by our stockholders, use of ROIC:

•	Creates an effective balance between the revenue growth component (50% weight) and return (50% weight);

•	Holds management accountable for efficient use of capital; and

•	Further links executive compensation to value creation.

Since 2012, when we began issuing performance share awards based on average ROIC and on the revenue CAGR over the performance period, it has been the Company’s practice to disclose the performance targets for these awards at the conclusion of the performance period, but not at the inception of the performance period. In our conversations with stockholders, some stockholders have encouraged us to explain why we follow this approach. We believe that disclosure of the performance targets at the inception of the three-year performance cycle could work to our competitive disadvantage. Our targets are linked to our budget and to forecasts and projections that we, like other companies with which we compete, do not routinely disclose publicly or disclose only in general terms. If we were to disclose our specific targets, our competitors would gain an informational advantage that could enable them to anticipate our strategies and take steps to counter them. In this regard, we note that our performance metrics - average ROIC and revenue CAGR - are absolute, not relative to performance of other companies, and different from other measures that may not be as competitively sensitive (e.g., relative total stockholder return). Thus, the Company currently believes that it is in the best interest of its stockholders to continue its practice of disclosing the performance targets for performance share awards at the conclusion of the performance period, but not at the inception of the performance period.

We also continued to use RSUs as a component of our equity awards in 2016 because they provide retention incentives under diverse scenarios. RSUs also foster an ownership culture, help motivate employees to perform across business cycles and are aligned with stockholder value creation. RSUs generally vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.

2017 Proxy Statement	34

2017 Actions

In February 2017, the Committee determined payment for performance share awards made in February 2014. The performance period for those awards ended on December 31, 2016. The performance measures were the Company’s revenue CAGR (50% weight) and the Company’s average ROIC (50% weight) (in each case subject to adjustment based on objective criteria as discussed above and calculated in accordance with the plan). The Committee determined that the earnings multiple applicable to these awards during the performance period was 93% of target. Determination of these awards will be discussed in the 2018 Compensation Discussion and Analysis.

Other

Benefits

All employees who satisfy certain service requirements, including the named executive officers, are entitled to participate in the tax-qualified the 401(k) Plan and the non-qualified Supplemental Deferred Compensation Plan (“SDCP”). In the 401(k) Plan, participants may defer a portion of their eligible cash compensation up to limits established by law. The purposes of the 401(k) Plan and the SDCP are to provide eligible employees an opportunity to save for their retirement and, through Company matching contributions and credits, to provide supplemental retirement income to help us compete in the market for talented employees. For additional information regarding the SDCP, see “2016 Nonqualified Deferred Compensation Table” beginning on page 42.

As part of his or her total compensation package, each named executive officer is eligible to participate in our broad-based employee benefit plans, such as medical, dental, group life insurance and disability plans and the Employee Stock Purchase Plan. Each of these benefits is provided on the same basis as available to other exempt employees. Our benefits are designed to attract and retain talented employees and to provide them with competitive benefits.

Perquisites

Perquisites represent a minor component of executive compensation. We provide perquisites that we believe are reasonable and competitive. In 2016, each of Mr. Rusckowski and Mr. Davis was entitled to receive tax and financial planning services, within limits. The Company has a security plan approved by the Committee for Mr. Rusckowski; Mr. Rusckowski and his family use Company aircraft for personal travel. Pursuant to an Aircraft Timesharing Agreement approved by the Committee, Mr. Rusckowski will reimburse the Company for its aggregate incremental cost arising out of Mr. Rusckowski’s personal use of Company aircraft after the aggregate incremental cost to the Company of Mr. Rusckowski’s personal use exceeds $100,000 in a year. Pursuant to his employment agreement, the Company also reimbursed Mr. Rusckowski for driver and vehicle costs. These perquisites are disclosed in the “2016 Summary Compensation Table” on page 37.

Severance

The Company’s Executive Officer Severance Plan covers the named executive officers. No named executive officer will receive any severance benefits solely as a result of a change in control. For additional information, see “2016 Potential Payments upon Termination or Change in Control” beginning on page 43. We believe that the severance benefits provided to our named executive officers are consistent with market practice and are appropriate recruiting and retention tools. The named executive officers have agreed to non-competition and non-solicitation covenants for a period following termination of employment.

Impact of Tax Treatment

The Internal Revenue Code precludes a public company from taking a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer and the three most highly paid executive officers other than the chief financial officer. This limitation does not apply to compensation that meets tax code requirements for qualifying performance-based compensation. Annual incentive awards, and certain equity awards, for 2016 were awarded under the SMIP, which specifies a maximum amount that can

35	2017 Proxy Statement

be awarded to a participant for any year based on the Company’s earnings, i.e., 1% of the Company’s income before taxes and extraordinary gains and losses as reported in its audited consolidated financial statements for the relevant fiscal year, after adjustment for certain items identified in the SMIP. The amount of annual incentive actually awarded for the year, however, is determined by the Committee, applying the compensation framework described above and subject to the condition that the Company may pay less (but not more) than the maximum. For 2016, the Committee certified the maximum amount payable under the SMIP as $10,390,000 per executive and exercised its discretion to award lesser amounts under the plan. The Company’s annual cash bonuses and equity awards generally are designed to satisfy the requirements for deductible compensation, but the Committee retains the flexibility to pay compensation or grant awards that may not be deductible if the Committee determines it to be consistent with the Company’s objectives for our executive compensation program. The portion of Mr. Rusckowski’s base salary over $1 million is not considered performance-based and may not deductible by the Company.

Risk Assessment

In October 2016, the Committee conducted an annual review of the compensation arrangements for the Company’s employees, including the Company’s executive officers, to assess whether the arrangements, individually or in combination, encourage risk taking that is reasonably likely to have a material adverse effect on the Company. In assessing the risk, the Committee considered plan designs, plan operation, plan controls, oversight and review and competitive norms. In assessing the risk of plans that apply to our executive officers, the Committee also considered the risk guidelines suggested by the Center on Executive Compensation. The Committee concluded that the compensation arrangements for the Company’s employees, including the arrangements for the Company’s executive officers, do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company. Factors supporting this conclusion include the following: (i) by utilizing a variety of performance metrics in our incentive programs, we discourage excessive risk taking by removing the incentive to focus on a single performance goal to the detriment of the Company’s overall performance; (ii) under both the SMIP and our performance shares, payouts are capped at a maximum level, thereby reducing the risk that executives might be motivated to attain excessively high performance in order to maximize payouts; (iii) we maintain a balance between short-term and long-term incentives; (iv) we maintain stock ownership and retention guidelines that are designed to incentivize our management team to focus on the Company’s long-term sustainable growth; and (v) we maintain a clawback policy, discussed in “Clawback Policy” on page 40, designed to prevent misconduct relative to financial reporting.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for 2016.

Compensation Committee

Timothy M. Ring, Chair
Vicky B. Gregg
Jeffrey M. Leiden
Gail R. Wilensky

2017 Proxy Statement	36

2016 Summary Compensation Table

This table summarizes the compensation for 2016 for each of our named executive officers.

					Non-Equity
					Incentive	All
					Plan	Other
			Stock	Option	Compensation	Compensation
Name and Principal Position	Year	Salary ($)(1)	Awards ($)(2)	Awards ($)(3)	($)(4)	($)(5)	Total ($)
Stephen H. Rusckowski	2016	1,100,000	4,500,000	3,000,006	1,341,340	311,249	10,252,595
Chairman, President and Chief	2015	1,128,846	4,200,097	2,799,906	1,303,140	282,690	9,714,679
Executive Officer	2014	1,050,000	4,020,044	2,680,163	1,291,290	225,338	9,266,835
Mark J. Guinan	2016	586,538	1,260,032	839,969	495,156	52,919	3,234,614
Executive Vice President	2015	590,385	1,260,065	839,943	471,835	52,933	3,215,161
and Chief Financial Officer	2014	550,000	1,200,004	800,054	468,270	67,351	3,085,679
James E. Davis	2016	586,538	1,200,107	799,900	412,630	54,787	3,053,962
Executive Vice President,	2015	590,385	1,140,072	759,936	393,196	47,284	2,930,873
General Diagnostics	2014	536,539	1,050,029	700,055	355,296	25,821	2,667,740
Catherine T. Doherty	2016	575,000	900,080	599,925	404,512	34,586	2,514,103
Senior Vice President, Group	2015	587,692	1,050,184	699,899	391,403	37,000	2,766,178
Executive Clinical Franchises	2014	534,615	1,050,029	700,055	354,022	37,123	2,675,844
Dr. Jon R. Cohen	2016	575,000	900,080	599,925	404,512	12,471	2,491,988
Senior Vice President, Group	2015	596,819	1,050,184	699,899	397,482	12,482	2,756,866
Executive Diagnostics Solutions	2014	573,900	1,050,029	700,055	380,037	8,901	2,712,922

(1)	Includes amounts deferred by named executive officers into the 401(k) Plan and the SDCP (see “2016 Nonqualified Deferred Compensation Table” beginning on page 42).

(2)	Represents the aggregate grant date fair value, based on the average of the high and low prices of our common stock on the grant date, of the performance share awards and RSUs granted. Performance share awards are valued at target. The assumptions made when calculating the amounts in this column are found in footnote 16 to the Consolidated Financial Statements of Quest Diagnostics Incorporated and its Subsidiaries, as filed with the SEC in the Company’s Annual Report on Form 10-K for 2016. If the performance share awards were valued at maximum, the amounts shown in the column would be:

	2014 ($)	2015 ($)	2016 ($)
Rusckowski	6,700,073	7,000,139	7,500,000
Guinan	2,000,006	2,100,084	2,100,053
Davis	1,750,031	1,900,097	2,000,156
Doherty	1,750,031	1,750,284	1,500,133
Cohen	1,750,031	1,750,284	1,500,133

(3)	Represents the aggregate grant date fair values of the awards. The assumptions made when calculating the amounts in this column are found in footnote 16 to the Consolidated Financial Statements of Quest Diagnostics Incorporated and its Subsidiaries, as filed with the SEC in the Company’s Annual Report on Form 10-K for 2016.

(4)	Represents payments of non-equity incentive plan compensation under the SMIP in respect of the year earned and includes amounts deferred under the SDCP. See the discussion regarding annual incentive compensation in “Compensation Discussion and Analysis” beginning on page 19 for further information regarding the performance measures.

37	2017 Proxy Statement

(5)	All other compensation for 2016 consists of the following:

	Rusckowski		Guinan	Davis	Doherty	Cohen
	($)		($)	($)	($)	($)
Matching contributions under the 401(k) Plan	13,250		13,250	13,250	12,471	12,471
Matching credits under SDCP	106,907		39,669	35,737	22,115	—
Tax and financial planning	13,775		—	5,800	—	—
Personal ground transportation	93,478	(a)	—	—	—	—
Use of company aircraft	83,839	(b)	—	—	—	—
Totals	311,249		52,919	54,787	34,586	12,471

(a)	Includes the following expenses (determined as a percentage of the total use of the vehicle) attributable to Mr. Rusckowski’s personal use of a company vehicle: (i) the vehicle lease cost; (ii) the invoiced expenses of the vehicle’s driver, including tolls; and (iii) invoiced vehicle, fuel, insurance, repair and maintenance costs.

(b)	The Company has a security plan approved by the Compensation Committee for our Chief Executive Officer; Mr. Rusckowski and his family use Company-provided aircraft for personal travel. The Compensation Committee has adopted a policy regarding such personal use of the corporate aircraft by our Chief Executive Officer. In connection with the policy, Mr. Rusckowski entered into a time sharing agreement with the Company under which he reimburses the Company for its aggregate incremental costs related to his personal use of Company aircraft above $100,000. The amount shown in the chart is the incremental cost to the Company of personal use of the corporate aircraft. Incremental costs are based on the variable costs that the Company incurred: operating cost per flight hour, including fuel, lubricants and maintenance; landing and parking fees; crew expenses; and small supplies and catering. Excludes non-variable costs that would have been incurred regardless of whether there was any personal use of the aircraft. Personal use of our aircraft by other employees requires approval by the Chief Executive Officer.

2016 Grants of Plan-Based Awards Table

This table provides information about plan-based awards granted in 2016.

								All Other	All Other			Grant
								Stock	Option			Date
								Awards:	Awards:	Exercise	Closing	Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Market	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Price on	Stock and
		Plan Awards			Plan Awards			Stock or	Underlying	Option	Grant	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Date	Awards
Name	Grant Date	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)(3)	(#)(4)	($/Sh)(5)	($/Sh)	($)(6)
Rusckowski	2/25/2016	—	1,430,000	2,860,000	11,277	45,106	90,212					3,000,000
	2/25/2016								291,997	66.51	66.72	3,000,006
	2/25/2016							22,553				1,500,000
Guinan	2/25/2016	—	527,885	1,055,769	3,158	12,630	25,260					840,021
	2/25/2016								81,756	66.51	66.72	839,969
	2/25/2016							6,315				420,011
Davis	2/25/2016	—	439,904	879,808	3,007	12,029	24,058					800,049
	2/25/2016								77,856	66.51	66.72	799,900
	2/25/2016							6,015				400,058
Doherty	2/25/2016	—	431,250	862,500	2,256	9,022	18,044					600,053
	2/25/2016								58,392	66.51	66.72	599,925
	2/25/2016							4,511				300,027
Cohen	2/25/2016	—	431,250	862,500	2,256	9,022	18,044					600,053
	2/25/2016								58,392	66.51	66.72	599,925
	2/25/2016							4,511				300,027

(1)	Represents the threshold, target, and maximum awards set for the 2016 SMIP. The actual amount of the non-equity plan award paid is included in the “2016 Summary Compensation Table” on page 37 under the column titled “Non-Equity Incentive Plan Compensation.”

2017 Proxy Statement	38

(2)	Represents threshold, target, and maximum awards for performance shares granted in 2016; for threshold, assumes that minimum performance required for payout is achieved for a single performance metric. The performance period for the performance shares granted during 2016 ends December 31, 2018. No dividends are payable on performance shares until, and then only to the extent that, the shares are earned and vested following the end of the performance period. For further discussion of the performance metrics see “Compensation Discussion and Analysis” beginning on page 19.

(3)	Represents the number of RSUs granted in 2016.

(4)	Represents the number of options granted in 2016.

(5)	The exercise price is the average of the high and low sales price of the Company’s common stock on the grant date.

(6)	Represents the grant date fair market value of each award as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation.”

Additional Information Regarding 2016 Summary Compensation and Grants of Plan-Based Awards Tables

Please see “Compensation Discussion and Analysis,” beginning on page 19, for additional information regarding the material terms of targets noted in the 2016 Summary Compensation Table, regarding the amount of salary and bonus in proportion to total compensation and regarding our share ownership and retention guidelines. No named executive officer participates in a Company-sponsored tax-qualified defined benefit plan or non-qualified supplemental defined benefit plan.

Key Terms of Equity Awards Granted in 2016. Performance shares, options and RSUs were awarded to the named executive officers in February 2016. Each option generally has a term of ten years, subject to earlier expiration upon termination of employment. Options generally vest ratably over a three-year period, performance shares generally vest on February 28 of the year following the end of the three-year performance period and RSUs generally vest 25%, 25% and 50% on the first, second and third anniversary, respectively, of the grant date. Dividend equivalents are payable on the RSUs in the same amounts, if any, as dividends are paid on the Company’s outstanding shares of common stock. We do not pay dividend equivalents on performance shares. After RSUs and performance shares have vested and settled by the delivery of shares of common stock, those shares receive dividends on the same basis as all other outstanding shares of the Company’s common stock.

In general, any awards of options, RSUs or performance shares that have not vested as of the date of an employee’s termination of employment are cancelled. In the event of termination due to death or disability, however, awards vest in full, and in the event of involuntary termination without cause or as a result of a divestiture the employee will vest in outstanding options and RSUs that would have vested if the employee had remained employed for an additional twelve months and in a pro rata number of performance shares based on the number of months in the performance period that have lapsed at the time of termination. Performance shares that vest in connection with termination of employment remain nevertheless subject to the earn-out requirements based on Company performance during the performance period ending December 31, 2018 and are paid only at the end of the three-year performance period and only to the extent that the performance conditions have been satisfied.

In addition, the awards vest following a “change in control” only if, within two years after the change in control, the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” (definitions of these terms are provided under “2016 Potential Payments Upon Termination or Change in Control” beginning on page 43 below), or if the surviving entity in the change in control does not agree to assume the awards or grant substitute awards that present similar economic opportunity. A “change in control” occurs if and when:

(i)	any person becomes the beneficial owner of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	a majority of the Company’s directors are not “continuing directors;” or

(iii)	the Company consummates any of the following transactions that are required to be approved by stockholders: (a) a transaction in which the Company ceases to be an independent publicly-owned corporation, (b) the sale or other disposition of all or substantially all of the Company’s assets or (c) a plan of partial or complete liquidation of the Company.

39	2017 Proxy Statement

Clawback Policy. We maintain an Incentive Compensation Recoupment Policy (commonly known as a “clawback” policy). The recoupment policy covers all of our current and former executive officers, our principal accounting officer and any other employee who receives an equity award under our Employee Plan. Under the policy, incentive compensation (including without limitation cash and equity awards (whether vested or unvested)) is subject to recoupment and recovery by the Company, including after an award has been settled or paid, if a performance measure considered by the Compensation Committee in making the award is adjusted or restated in a manner that would have had the effect of reducing the size of the award when made. In addition, if a covered employee engaged in gross negligence or intentional misconduct that contributed to the award or payment of incentive compensation that is greater than would have been paid or awarded absent the misconduct, we may seek to recover the entire award or payment, or take other remedial and recovery action, as determined by the Compensation Committee. Thus, for example, if supervisory personnel were to engage in gross negligence or intentional misconduct, the policy would apply.

Employment Agreement. Mr. Rusckowski entered into an employment letter agreement with the Company on April 9, 2012 in connection with his appointment as President and CEO. On June 11, 2015, the Company and Mr. Rusckowski amended the employment agreement to extend its initial term so that it will expire on December 31, 2018 instead of December 31, 2015; no other terms of the agreement were amended. The employment agreement provides for:

•	an annual base salary, subject to annual review by the Board (or a committee thereof);

•	participation in the SMIP, with a target amount of 130% of his annual base salary;

•	eligibility for annual long-term incentive awards;

•	participation in the employee benefit programs generally available to senior executives of the Company, including health insurance, life and disability insurance, the Employee Stock Purchase Plan, a 401(k) plan and a flexible spending plan;

•	application of the Company’s share ownership and retention guidelines to Mr. Rusckowski;

•	reimbursement for the cost of a personal driver for business purposes (including transportation between Mr. Rusckowski’s personal residence and the Company’s offices); and

•	Mr. Rusckowski’s participation in the Executive Officer Severance Plan, as a Schedule A participant. In addition, pursuant to his employment agreement Mr. Rusckowski is entitled to treat as a “qualifying termination” under the Severance Plan a termination by him for “good reason” prior to a “change in control,” and his severance will include a pro rata bonus, based on actual performance, for his termination year. See “2016 Potential Payments Upon Termination or Change in Control” beginning on page 43.

Mr. Rusckowski’s employment agreement also provides that his performance-based and incentive-based compensation is subject to clawback by the Company pursuant to any Company corporate governance guidelines or policies, each as may be in effect from time to time. In addition, Mr. Rusckowski has entered into the Company’s standard restrictive covenant agreement, which includes a covenant to not compete with the Company and not to solicit the Company’s employees or customers for a period of one year following the termination of his employment.

Either party may terminate the employment agreement at the end of the term upon six months’ notice to the other party. If neither party does so, the term of the agreement will automatically be extended for successive one-year periods until either party provides the other with six months’ notice of its intent to terminate the agreement at the end of the then current term.

2017 Proxy Statement	40

Outstanding Equity Awards at 2016 Fiscal Year-End

This table provides information regarding stock option and unvested stock awards held at December 31, 2016.

								Equity	Equity
								Incentive	Incentive
								Plan	Plan Awards:
								Awards:	Market or
								Number of	Payout Value
							Market	Unearned	of Unearned
						Number of	Value of	Shares,	Shares, Units
		Number of	Number of			Shares or	Shares or	Units	or Other
		Securities	Securities			Units of	Units of	or Other	Rights
		Underlying	Underlying			Stock That	Stock That	Rights That	That Have
		Unexercised	Unexercised	Option	Option	Have Not	Have Not	Have Not	Not
		Options (#)	Options (#)	Exercise	Expiration	Vested	Vested	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable(1)	Price ($)	Date	(#)(2)	($)(5)	(#)	($)(5)
Rusckowski	5/01/2012	168,600		58.18	5/1/2022
	2/25/2013	168,490		56.12	2/25/2023
	2/13/2014	163,043	81,522	52.17	2/13/2024	60,778	5,585,498
	2/23/2015	80,665	161,330	71.17	2/23/2025	14,754	1,355,893	39,343(3)	3,615,622
	2/25/2016		291,997	66.51	2/25/2026	22,553	2,072,621	45,106(4)	4,145,241
Guinan	8/19/2013	61,533		58.37	8/19/2023
	2/13/2014	48,670	24,335	52.17	2/13/2024	18,143	1,667,342
	2/23/2015	24,198	48,398	71.17	2/23/2025	4,427	406,841	11,803(3)	1,084,696
	2/25/2016		81,756	66.51	2/25/2026	6,315	580,349	12,630(4)	1,160,697
Davis	5/20/2013	47,574		60.68	5/20/2023
	2/13/2014	42,586	21,294	52.17	2/13/2024	15,875	1,458,913
	2/23/2015	21,893	43,788	71.17	2/23/2025	4,005	368,060	10,679(3)	981,400
	2/25/2016		77,856	66.51	2/25/2026	6,015	552,779	12,029(4)	1,105,465
Doherty	5/16/2011	9,167		57.35	5/16/2021
	2/27/2012	44,000		57.61	2/27/2022
	2/25/2013	44,009		56.12	2/25/2023
	2/13/2014	42,586	21,294	52.17	2/13/2024	15,875	1,458,913
	2/23/2015	20,164	40,328	71.17	2/23/2025	3,690	339,111	9,837(3)	904,020
	2/25/2016		58,392	66.51	2/25/2026	4,511	414,561	9,022(4)	829,122
Cohen	2/27/2012	13,680		57.61	2/27/2022
	2/25/2013	29,340		56.12	2/25/2023
	2/13/2014	42,586	21,294	52.17	2/13/2024	15,875	1,458,913
	2/23/2015	20,164	40,328	71.17	2/23/2025	3,690	339,111	9,837(3)	904,020
	2/25/2016		58,392	66.51	2/25/2026	4,511	414,561	9,022(4)	829,122

(1)	Each option generally vests in three equal instalments on the first three anniversaries of the grant date, subject to earlier expiration following termination of employment. The consequences for 2016 awards of events such as termination of employment are described under “Key Terms of Equity Awards Granted in 2016” on page 39. These terms also apply to the awards received by the named executive officers in prior years.

(2)	Represents RSUs awarded in 2016, 2015 and 2014. RSUs generally vest 25% on each of the first anniversary and second anniversary of the grant date and 50% on the third anniversary of the grant date. The consequences for 2016 awards of events such as termination of employment are described under “Key Terms of Equity Awards Granted in 2016” on page 39. These terms also apply to the awards received by the named executive officers in prior years.

The grant date February 13, 2014 also includes performance shares awarded in 2014 and earned based on the performance period that began January 1, 2014 and ended on December 31, 2016. The number of shares issuable pursuant to the awards was determined in February 2017 and was subject to service-based vesting through February 28, 2017. The performance shares earned by each named executive officer were as follows: Mr. Rusckowski—47,934 shares; Mr. Guinan—14,309 shares; Mr. Davis—12,520 shares; Ms. Doherty—12,520 shares; and Dr. Cohen—12,520 shares.

(3)	Represents target performance shares awarded in 2015. The performance period began on January 1, 2015 and ends on December 31, 2017. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period.

(4)	Represents target performance shares awarded in 2016. The performance period began on January 1, 2016 and ends on December 31, 2018. If the performance goals are met, awards are made in stock in the

41	2017 Proxy Statement

first quarter following the end of the performance period. Performance goals and calculation of performance awards are described in “Compensation Discussion and Analysis” beginning on page 19.

(5)	Represents fair market value of shares using the closing price on December 30, 2016 of $91.90.

2016 Option Exercises and Stock Vested Table

This table provides information regarding stock option exercises during 2016, including the number of shares of common stock acquired upon exercise and the aggregate amount realized on each exercise. The table also provides information regarding RSUs that vested and were paid during 2016 and performance share awards that were earned based on the performance period ending on December 31, 2015 and were determined and paid during 2016, including the number of shares awarded and the value realized as of January 31, 2016.

	Option Awards		Stock Awards
	Number of	Value	Number of		Value
	Shares	Realized	Shares		Realized
	Acquired	on Exercise	Acquired		on Vesting
Name	on Exercise	($)	on Vesting		($)
Rusckowski	—	—	24,928	(1)	1,628,332	(1)
			10,273	(2)	688,394	(2)
			35,201	(3)	2,316,726	(3)
Guinan	—	—	19,669	(1)	1,593,303	(1)
			2,591	(2)	173,623	(2)
			22,260	(3)	1,766,926	(3)
Davis	—	—	7,986	(1)	572,089	(1)
			1,870	(2)	125,309	(2)
			9,856	(3)	697,398	(3)
Doherty	71,001	1,545,950	6,457	(1)	421,717	(1)
			2,684	(2)	179,855	(2)
			9,141	(3)	601,572	(3)
Cohen	—	—	6,457	(1)	421,717	(1)
			2,684	(2)	179,855	(2)
			9,141	(3)	601,572	(3)

(1)	RSUs that vested and were paid during 2016.

(2)	Performance share awards that were earned based on the performance period ending on December 31, 2015 and were determined and paid during 2016.

(3)	Total of (1) and (2).

2016 Nonqualified Deferred Compensation Table

This table provides information regarding participation by the named executive officers in the SDCP, the Company’s plan that provides for the deferral of compensation on a basis that is not tax-qualified. All named executive officers are eligible to participate in the SDCP. Under the SDCP, participants may defer up to 50% of their regular salary in excess of the Internal Revenue Service limit on compensation eligible for the 401(k) Plan. In addition, participants may defer up to 95% of their annual incentive compensation in excess of the Internal Revenue Service limit on compensation eligible for the 401(k) Plan. The Company provides a 100% matching credit on amounts deferred up to a maximum of 5% of eligible cash compensation, and may, in its discretion, credit additional amounts to a participant’s account. The SDCP is a non-qualified plan under the Internal Revenue Code and does not provide for guaranteed returns on plan contributions. A participant’s deferrals, together with Company matching credits, are adjusted for earnings or losses measured by the rate of return on the notional investments available under the plan to which participants allocate their accounts. Participants may change investment elections, selecting from among investment options offered under the

2017 Proxy Statement	42

SDCP, on any business day. Distributions are made after termination of employment or on a date, selected by the participant, prior to the termination of employment.

				Aggregate	Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Balance at
	Contributions in	Contributions in	Earnings in	Distributions	12/31/16
Name	2016 ($)(1)	2016 ($)(2)	2016 ($)(3)	($)	($)(4)
Rusckowski	1,631,425	106,907	346,325	—	5,107,209
Guinan	39,640	39,640	13,674	—	212,165
Davis	249,631	35,708	50,109	—	837,601
Doherty	92,885	23,221	112,574	—	1,802,917
Cohen	—	—	23,167	—	331,134

(1)	Amounts deferred at the election of the named executive officer. These amounts are included in the “2016 Summary Compensation Table” on page 37 in 2016 salary and 2016 non-equity incentive plan compensation (payable in 2016).

(2)	Company matching credits. These amounts may differ from those shown in the column “All Other Compensation” in the “2016 Summary Compensation Table” on page 37 due to timing differences.

(3)	Earnings (losses) on SDCP accounts. These earnings (losses) are not required to be reported as compensation in the “2016 Summary Compensation Table.”

(4)	All amounts contributed by a named executive officer and by the Company in prior years have been reported in the summary compensation table in our previously filed proxy statements in the year earned, to the extent that the executive was named in such proxy statement and the amounts were so required to be reported in such tables.

2016 Potential Payments Upon Termination or Change in Control

During 2016, the Severance Plan covered all named executive officers. The Severance Plan provides severance benefits in connection with a “qualifying termination,” which is defined to mean a termination of employment: (1) prior to a “change in control,” by the Company other than for “cause;” and (2) after a “change in control,” by the Company other than for “cause” or by the executive officer for “good reason.”

Unless the “qualifying termination” occurs in connection with a “change in control,” the severance benefit for Schedule A participants in the Severance Plan generally is a lump sum equal to two times the executive officer’s annual base salary at the annual rate in effect on the date of termination of employment plus two times the annual award of variable compensation at the most recent target level. For Schedule B participants, the severance benefit multiplier is one times, rather than two times, annual base salary plus the annual target award of variable compensation. Mr. Rusckowski is a Schedule A participant, and each of Dr. Cohen, Mr. Davis, Ms. Doherty and Mr. Guinan is a Schedule B participant, in the Severance Plan.

The executive officer and eligible dependents would also be entitled to coverage under the Company’s group medical and life insurance benefit programs on the same terms the Company provides to similarly situated executives for up to 18 months (in the case of Schedule A participants) or up to 12 months (in the case of Schedule B participants) following a qualifying termination. In addition, the executive officer is entitled to receive outplacement assistance for one year and a lump sum payment equal to the amount of any matching contributions or credits made by the Company to the Company’s 401(k) Plan and the SDCP on behalf of the executive officer during the year preceding termination.

Executive officers are not entitled to cash severance benefits on a “change in control.” However, the cash payments due on an involuntary termination by the Company without “cause” or by the named executive officer for “good reason” are increased if the termination occurs in connection with a “change in control.” If the “qualifying termination” occurs during the 24-month period following a “change in control,” or under certain conditions during the 6-month period prior to a “change in control” in anticipation thereof, the severance benefit for Schedule A participants in the Severance Plan will be a lump sum equal to three times the executive officer’s annual base salary and three times the annual award of variable compensation at the most recent target level. For Schedule B participants, the multiplier is two times, rather than three times, the relevant amount. In addition, the executive officer would receive a prorated lump sum payment based on the

43	2017 Proxy Statement

target incentive award for the year of termination. There is no enhancement to the medical and life insurance coverage and 401(K) plan and SDCP benefits described above for terminations not in connection with a “change in control.” For the treatment of stock options, RSUs and performance share grants upon an executive officer’s termination of employment with rights to receive severance or on a change in control, see “Key Terms of Equity Awards Granted in 2016” on page 39.

The Severance Plan uses the following defined terms:

•	“Cause” means the executive officer’s (1) wilful and continued failure to perform duties, (2) wilfully engaging in illegal conduct or gross misconduct, (3) engaging in conduct or misconduct that materially harms the reputation or financial position of the Company, (4) obstruction or failure to cooperate with any investigations, (5) commission of a felony or (6) being found liable in any SEC or other civil or criminal securities law action.

•	“Good reason” generally includes (1) any material adverse changes in the duties, responsibilities or status of the executive officer, (2) a material reduction in base salary or annual performance incentive target or equity incentive compensation target opportunities, (3) a relocation more than 50 miles from the executive officer’s original location that increases the executive officer’s commute by more than 50 miles, (4) the Company’s failure to continue any significant compensation and benefit plans or (5) the Company’s failure to obtain the assumption of the Company’s obligations from any successor.

”Change in control” is defined for purposes of the Severance Plan in a manner that is substantially identical to the definition used for purposes of our equity awards (see “Key Terms of Equity Awards Granted in 2016” on page 39).

Under the Severance Plan, the named executive officers are not entitled to any severance benefits on a voluntary termination unless the voluntary termination is in connection with a “change in control” and is for “good reason.” However, in addition to his benefits under the Severance Plan, Mr. Rusckowski is entitled, pursuant to his employment agreement, to treat as a “qualifying termination” under the Severance Plan a termination by him for “good reason” prior to a “change in control,” and his severance upon a “qualifying termination” will include a pro rata bonus, based on actual performance, for his termination year.

This table provides information regarding the potential payments that would become payable on an involuntary termination not for “cause” and not in connection with a “change in control.” The table assumes a December 31, 2016 termination date and the closing price of the Company’s common stock as of December 30, 2016, which was $91.90.

		Accelerated	Accelerated
		Vesting of	Vesting of	Accelerated
	Cash	Stock	Performance	Vesting of
	Compensation	Options	Shares	RSUs	Benefits	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Rusckowski (6)	5,060,000	10,835,596	10,353,178	3,335,602	200,000	29,784,376
Guinan	1,121,000	3,155,173	3,048,874	980,022	100,000	8,405,069
Davis	1,032,500	2,886,229	2,753,140	888,857	100,000	7,660,726
Doherty	1,006,250	2,518,480	2,511,168	799,714	90,000	6,925,612
Cohen	1,006,250	2,518,480	2,511,168	799,714	70,000	6,905,612

(1)	Represents two times or one times (depending on whether the executive is a Schedule A or Schedule B participant in the Severance Plan) the sum of base salary plus the target annual incentive, payable at the same time annual incentives are ordinarily paid to similarly situated executives.

(2)	Represents the value of accelerated “in the money” stock options that would have vested if the executive had remained employed through December 31, 2017 (such date being the first anniversary of the executive’s assumed termination date of December 31, 2016).

(3)	Represents the value of accelerated performance shares that would have vested if the executive had remained employed through December 31, 2017. Performance shares for the performance period ended December 31, 2016 are based on shares actually earned; performance shares for performance periods ending subsequent to December 31, 2016 are based on target.

2017 Proxy Statement	44

(4)	Represents the value of accelerated RSUs that would have vested if the executive had remained employed through December 31, 2017.

(5)	Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and an amount, payable in a lump sum, equal to any matching contributions or credits made by the Company on behalf of the participant to the 401(k) Plan and the SDCP during the year preceding the date of termination.

(6)	Amounts shown also would be payable to Mr. Rusckowski pursuant to his employment agreement if he terminates employment for “good reason” prior to a “change in control.”

This table provides information regarding the potential payments that would become payable on a termination for “good reason” or an involuntary termination not for “cause” in connection with a “change in control.” The table assumes a December 31, 2016 termination date and the closing price of the Company’s common stock as of December 30, 2016, which was $91.90.

		Accelerated	Accelerated
		Vesting of	Vesting of	Accelerated
	Cash	Stock	Performance	Vesting of
	Compensation	Options	Shares	RSUs	Benefits	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)
Rusckowski	7,590,000	13,997,451	12,165,998	4,608,877	200,000	38,562,326
Guinan	2,242,000	4,046,027	3,560,390	1,339,534	100,000	11,287,951
Davis	2,065,000	3,730,606	3,237,453	1,229,163	100,000	10,362,222
Doherty	2,012,500	3,164,689	2,883,730	1,061,996	90,000	9,212,915
Cohen	2,012,500	3,164,689	2,883,730	1,061,996	70,000	9,192,915

(1)	Represents three times or two times (depending on whether the executive is a Schedule A or Schedule B participant in the Severance Plan) the sum of base salary and target annual incentive. Excludes annual incentive compensation payable in respect of 2016 but unpaid as of December 31, 2016 (the amount of the annual incentive compensation for 2016 is set forth in the “2016 Summary Compensation Table” beginning on page 37.

(2)	Represents the value of accelerated “in the money” stock options.

(3)	Represents the value of accelerated performance shares. Performance shares for the performance period ended December 31, 2016 are based on shares actually earned. Performance shares for performance periods ending after December 31, 2016 represent the greater of (i) the number of shares that would be earned based on Company performance through December 31, 2016 and (ii) the target number of performance shares.

(4)	Represents the value of accelerated RSUs.

(5)	Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and an amount, payable in a lump sum, equal to any matching contributions made by the Company on behalf of the participant to the 401(k) Plan and the SDCP during the year preceding the date of termination.

(6)	Amounts payable under the Severance Plan upon termination of employment following a change in control are subject to reduction (“cutback”) to eliminate any loss of deduction for the Company, and any imposition of excise tax on the executive, pursuant to Sections 280G and 4999 of the Internal Revenue Code, respectively. The cutback would reduce severance and other benefits to the maximum amount that could be paid without exceeding the Section 280G threshold and will apply if the net after-tax amount received by the executive exceeds the net after-tax amount the executive would receive if the full benefits were paid and the excise tax imposed. Amounts shown in the table do not reflect the impact of the potential cutback.

If the employment of a named executive officer had terminated by reason of death or disability on December 31, 2016, the executive would have been entitled to accelerated vesting of stock options and RSUs

45	2017 Proxy Statement

in the same amounts shown in the foregoing table, and would have been entitled to accelerated vesting of performance shares in an amount less than that shown in the table.

The named executive officers are not entitled to any benefits upon death or disability beyond what is available to other exempt employees. In the case of any termination (other than for termination for cause), named executive officers are entitled to exercise vested stock options and to receive vested and earned RSUs and performance shares. For the consequences of termination of employment on vesting of equity awards, see “Key Terms of Equity Awards Granted in 2016” on page 39; equity awards made in prior years generally have similar terms. In addition, on any termination, each named executive officer is entitled to receive benefits available generally to exempt employees, such as distributions under the 401(k) Plan and SDCP. For the account balances of each named executive officer under the SDCP, see “2016 Nonqualified Deferred Compensation Table” beginning on page 42.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all required reports have been timely filed since January 1, 2016 under the SEC’s rules for reporting transactions by executive officers, directors and persons who own more than 10% of our common stock.

Equity Compensation Plan Information

This table provides information as of December 31, 2016 about our common stock that may be issued upon the exercise of options, warrants and rights under the Company’s equity compensation plans.

Number of
securities
remaining
available
		Weighted-	for future
	Number of	average	issuance
	securities to be	exercise	under equity
	issued upon	price of	compensation
	exercise of	outstanding	plans
	outstanding	options,	(excluding
	options,	warrants	securities
	warrants and	and rights	reflected in
	rights	($)	column(a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders
Employee Long-Term Incentive Plan (1)	10,718,394 (4)	62.37	10,650,757	(6)(7)
Long-term Incentive Plan for Non-Employee Directors (2)	263,296 (5)	57.50	40,555
Employee Stock Purchase Plan	—	N/A	4,646,046	(8)
Equity compensation plans not approved by security holders (3)	—	N/A	—
Total	10,981,690	62.27	15,337,358

(1)	Awards under this plan may consist of stock options, performance shares to be settled by the delivery of shares of common stock (or the value thereof), stock appreciation rights, restricted shares and RSUs to be settled by the delivery of shares of common stock (or the value thereof).

(2)	Awards under this plan may consist of stock options or stock awards (which may consist of shares or the right to receive shares, or the value thereof, in the future).

(3)	The table does not include 14,538 shares of common stock that were issued to the trust for the SDCP prior to May 2004 that may be distributed to participants under the SDCP. While the SDCP does not provide a stock fund as a current notional investment option, the plan includes a stock investment fund option that was frozen effective April 1, 2004. In addition, prior to January 1, 2003, Company matching credits under the SDCP were credited to participant accounts in the form of shares of common stock. Participants are no longer allowed to notionally invest in additional shares of common stock under the SDCP.

2017 Proxy Statement	46

(4)	Includes 8,875,536 options, 708,905 RSUs and 1,133,953 performance shares (assumes that performance shares for the performance period ended December 31, 2016 are based on shares actually earned and that performance shares for periods ending subsequent to December 31, 2016 are earned at the maximum rather than the target amount). If performance shares for periods ending subsequent to December 31, 2016 were earned at target rather than the maximum amount, the number of performance shares would be 689,959.

(5)	Includes 71,321 RSUs.

(6)	Assumes that performance shares for the performance period ended December 31, 2016 are based on shares actually earned and that performance shares for performance periods ending subsequent to December 31, 2016 are earned at the maximum rather than the target amount.

(7)	Awards of stock options and stock appreciation rights reduce the number of shares available for grant by one share for every share subject to the award. Awards of restricted shares, RSUs and performance shares reduce the number of shares available for grant by 2.65 shares for every one share or unit granted. Thus if future awards under the Employee Long-Term Incentive Plan consisted exclusively of RSUs and performance shares, awards covering a maximum of 4,019,153 shares could be granted.

(8)	After giving effect to shares issued in January 2017 for the December 2016 payroll under the Employee Stock Purchase Plan.

47	2017 Proxy Statement

AUDIT

Proposal No. 4—Ratification of Appointment of Independent Registered Public Accounting Firm

We recommend that stockholders ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and internal control over financial reporting for 2017. Although ratification is not required, the Audit and Finance Committee is submitting this proposal to stockholders as a matter of good corporate practice. If the appointment of PwC is not ratified, the Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders.

The Audit and Finance Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and internal control over financial reporting. In order to assure continuing auditor independence, the Audit and Finance Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit and Finance Committee and its chair are directly involved in the selection of the lead engagement partner. The Committee has selected PwC as our independent registered public accounting firm for 2017. PwC, or one of its predecessor firms, has served as the Company’s independent registered public accounting firm continuously since 1996.

The Audit and Finance Committee annually reviews the independence and performance of PwC in deciding whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Committee considers, among other things:

•	The historical and recent performance of PwC on the Company’s audit, including the results of an extensive internal survey of the service and quality of PwC;

•	The capability and expertise of PwC in handling the breadth and complexity of our operations;

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms;

•	The appropriateness of the fees of PwC for audit and other services;

•	The independence of PwC; and

•	The advantages and disadvantages of retaining or replacing PwC as our independent auditor, including the benefits of having a long-tenured auditor and controls and processes that help ensure the independence of PwC.

Retention of PwC

  Tenure Benefits

•	Higher audit quality. With 20 years of experience with the Company, including numerous statutory audits in multiple jurisdictions, PwC has gained institutional knowledge of and deep expertise regarding our complex operations and business, accounting policies and practices, and internal control over financial reporting.

•	Efficient fee structure. The aggregate fees of PwC are competitive with peer companies because of its familiarity with our business.

•	No onboarding or educating new auditor. Bringing on a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting, internal controls and other issues.

2017 Proxy Statement	48

  Independence Controls

•	Thorough Audit and Finance Committee oversight. The Committee’s oversight includes private meetings with PwC (multiple times per year), a comprehensive annual evaluation by the Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

•	Rigorous limits on non-audit services. The Company requires Audit and Finance Committee preapproval of non-audit services and requires that PwC is engaged only when it is best-suited for the job.

•	Strong internal PwC independence process. PwC conducts periodic internal quality reviews of its audit work and rotates the lead engagement partner every five years.

•	Strong regulatory framework. Because it is an independent registered public accounting firm, PwC is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit and Finance Committee believes that PwC is independent and that the retention of PwC to serve as the Company’s independent registered public accounting firm for 2017 is in the best interest of the Company and its stockholders. PwC representatives are expected to attend the annual meeting, will have the opportunity to make a statement if they wish and are expected to be available to respond to appropriate stockholder questions.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit and Finance Committee has established policies and procedures to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the annual audit, management submits to the Committee for approval a schedule of all proposed services expected to be rendered during the year for audit, audit-related, tax and all other services. The Committee pre-approves the services by category, with specific dollar value limits for each category. During the year, if it becomes desirable to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, such services will be presented to the Committee for approval. The Committee also has delegated to its chair the authority to pre-approve services, subject to certain dollar limitations. Pre-approvals by the Committee chair are communicated to the Committee at its next scheduled meeting.

Fees and Services of PricewaterhouseCoopers LLP

Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2016 and 2015 were:

	2016 ($)	2015 ($)
Audit Fees	3,700,000	3,606,945
Audit Related Fees	—	—
Tax Fees	1,155,867	1,096,624
All Other Fees	3,852	3,852
Total Fees	4,859,719	4,707,421

Audit Fees were for services including professional services rendered for the audits of the Company’s consolidated financial statements; statutory audits and subsidiary audits; issuance of comfort letters related to financing transactions; assistance with review of documents filed with the SEC; and professional services rendered for the audit of the Company’s internal control over financial reporting.

Audit Related Fees. None were incurred in 2016 or 2015.

Tax Fees were for services related to tax compliance, including preparation of tax returns and claims for refunds. Tax compliance services are primarily for non-U.S. tax matters. Tax Fees also include services related to tax planning and tax advice, including assistance with and representation before U.S. and certain non-U.S. authorities, of $1,098,367 and $963,855 in 2016 and 2015, respectively. None of these fees related to tax planning for any of the Company’s directors or executive officers.

49	2017 Proxy Statement

All Other Fees were for non-tax related advisory and consulting services, and software licenses related to access to on-line technical accounting and reporting resource materials.

Audit and Finance Committee Report

The primary purposes of the Audit and Finance Committee are: (1) to assist in the Board’s oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, (b) the independent registered public accounting firm’s qualifications and independence and (c) the performance of the Company’s internal audit function and independent registered public accounting firm; and (2) to provide advice to the Board on financing activities and other financial matters.

Management is responsible for establishing and maintaining adequate internal financial controls for the Company’s financial statements and public reporting process. Our independent registered public accounting firm, PwC, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In the performance of its oversight role, the Committee reviews the Company’s internal financial controls, financial statements and public reporting process, and regularly meets with both management and PwC to discuss these matters. The Committee also regularly meets privately with PwC and internal auditors, both of which have unrestricted access to the Committee, to discuss these matters. In addition, the Committee reviews, acts on and makes recommendations regarding the Company’s financing plans and other significant financial policies and actions.

The Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2016 and the evaluation by PwC of the Company’s internal control over financial reporting. The Committee also discussed with PwC the matters required to be discussed by applicable PCAOB standards. In addition, the Committee received from and discussed with PwC the written disclosures and the letter required by PCAOB rules regarding the communication of PwC with the Committee concerning independence, and discussed with PwC that firm’s independence. In addition, the Committee concluded that the provision by PwC of audit and non-audit services to the Company is compatible with PwC’s independence.

Based on these reviews and discussions, the Committee recommended to the Board the inclusion of Quest Diagnostics’ audited financial statements for the fiscal year ended December 31, 2016 in the Company’s Annual Report on Form 10-K.

Audit and Finance Committee

Gary M. Pfeiffer, Chair

Jenne K. Britell

Timothy L. Main

Daniel C. Stanzione

John B. Ziegler

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

2017 Proxy Statement	50

ADDITIONAL ACTION ITEMS

Proposal No. 5—Approval of Amendments to the Director Plan

Upon the recommendation of its Compensation Committee, our Board has unanimously approved amendments to the Amended and Restated Long-Term Incentive Plan for Non-Employee Directors (the “Director Plan”), subject to approval by our stockholders at the annual meeting. The Director Plan was initially adopted in 1998 and amendments thereto were most recently approved by our stockholders in 2009.

The Director Plan provides the long-term incentive component of the compensation we pay to our non-employee directors, providing a feature that our Board believes is competitive with that offered by other public companies to their directors. The purpose of the Director Plan is to secure, for the Company and its stockholders, the benefits of the incentive inherent in increased stock ownership by members of the Board who are not employees of the Company or any of its subsidiaries. We believe that the Director Plan helps to align the interest of non-employee directors with the interest of our stockholders, helps the Company to attract and retain well-qualified non-employee directors and is consistent with best practices.

The Director Plan provides for the issuance of stock options and stock awards. Since 2014, our annual equity awards under the Director Plan have consisted exclusively of stock awards in the form of restricted share units (“RSUs”).

We are asking our stockholders to approve the following amendments to the Director Plan:

•	Increase the total number of shares authorized and reserved for issuance pursuant to awards under the Director Plan by 175,000 shares;

•	Remove the termination date of the Director Plan, which currently is scheduled to expire on the date of the Company’s 2019 Annual Meeting of Stockholders. Eliminating the termination date will enable the Director Plan to continue for so long as shares remain available for awards to non-employee directors or until such earlier date that the Board decides to terminate the Director Plan, at its discretion.

If the stockholders fail to approve the foregoing amendments to the Director Plan, the amendments will not be given effect, and the Director Plan will continue as in effect prior to amendment.

Increase in Shares Available for the Director Plan and Removal of Termination Date

We are amending the Director Plan to increase the total number of shares authorized and reserved for issuance under the Director Plan by an additional 175,000 shares, from 2,400,000 to 2,575,000 shares. As of March 1, 2017, there were 40,555 shares remaining for future issuance under the Director Plan.

We are also asking stockholders to approve the removal of the termination date of the Director Plan, which currently is scheduled to expire on the date of the 2019 annual meeting of stockholders. The Director Plan would now terminate when all the shares authorized and reserved for issuance pursuant to awards have been issued to eligible members of the Board, or at any earlier time, at the discretion of the Board. Based on our current grant practices and share price, we estimate that the additional 175,000 shares that we are asking our stockholders to authorize for the Director Plan will suffice for awards under the Director Plan that will be made through approximately 2025. However, the length of time during which shares remain available under the Director Plan will depend on the market value of our shares and on our grant practices for awards to non-employee directors, both of which may vary in the future.

Our Board believes that the increase in shares available under the Director Plan and the elimination of the termination date of the Director Plan are in the best interests of our stockholders:

•	Director equity ownership aligns the interests of directors with the Company’s stockholders. Equity awards to directors help create an ownership culture that aligns the financial interests of directors with those of stockholders. The increase in the shares available for the Director Plan and the elimination of the termination date of the Director Plan will enable the Company to continue offering competitive compensation opportunities that foster our ownership culture and will help us to attract well-qualified candidates for the Board.

•	The Director Plan and our awards to non-employee directors reflect best practices. The Director Plan and the terms of our equity awards incorporate best practices that are designed to further align the interests of participants with the interests of stockholders.

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○	No “evergreen” provision. The Director Plan does not contain an “evergreen” or similar provision. Instead, the Director Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock.

○	No discounted stock options. All stock options must have an exercise price equal to or greater than the fair market value of the underlying common stock on the date of grant.

○	No repricing of stock options. The Director Plan prohibits the repricing of stock options without stockholder approval.

○	Minimum vesting. Annual option grants become exercisable, and annual RSUs generally vest and convert to shares of our common stock, in three equal annual installments, beginning on the first anniversary of the grant date.

○	No liberal share counting rules. The Director Plan does not authorize the reuse of shares withheld or delivered to satisfy the exercise price of a stock option or to satisfy tax withholding requirements. Only the number of shares that were subject to the forfeited portion of a stock option or stock award that is canceled or expired may be used for future grants.

Description of the Director Plan

The following summary describes the principal features of the Director Plan, as amended. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Director Plan, a copy of which is attached hereto as Annex B.

Eligibility. All members of the Board who are not employees of the Company or any of its subsidiaries are eligible to receive awards under the Director Plan. As of March 1, 2017, nine members of the Board (all members except Mr. Rusckowski) were eligible to participate in the Director Plan.

Shares Underlying Awards. The shares underlying awards granted under the Director Plan are shares of Quest Diagnostics Incorporated common stock, par value $0.01 per share. The closing price of the common stock on the New York Stock Exchange on March 1, 2017 was $98.40.

Stock Available for the Director Plan. As of March 1, 2017, there were approximately 40,555 shares available for future awards under the Director Plan. Taking the proposed amendments to the Director Plan into account, an aggregate of 215,555 shares would be available for future awards under the Director Plan. This amount represents less than 1 percent of our outstanding shares of common stock as of March 1, 2017. We expect to utilize approximately 15,000 shares for grants in connection with our annual awards to our directors during 2017. Shares covered by awards which expire or are cancelled are again available for grant.

Anti-dilution Adjustments. The Director Plan provides that in the event of any change in the common stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the common stock, the number and kind of shares which thereafter may be optioned, awarded and sold under the Director Plan and the number and kind of shares subject to outstanding stock awards and stock options, and the exercise price per share of outstanding stock options, shall be appropriately adjusted to prevent substantial dilution or enlargement of the right of participants in the Director Plan. The Board is responsible for approving any adjustments.

Administration. The Board administers the Director Plan. The Compensation Committee advises the Board regarding the administration of the Director Plan.

Awards. The Director Plan permits the grant to each non-employee director, on the date of the annual stockholders meeting, of stock options and stock awards covering shares of common stock having an aggregate value on the date of grant not exceeding $500,000. In the event that a non-employee director is elected to the Board other than on the date of the annual stockholders meeting, the Director Plan permits the Board to grant to such director on such date stock options and stock awards covering shares of common stock, not to exceed $500,000 in value, that is proportional to the fraction of the year remaining until the next annual stockholders meeting. The Director Plan also permits a one-time grant to a non-employee director of stock options and stock awards covering shares of common stock having a value on the date of grant not exceeding $500,000 upon the non-employee director’s initial election to the Board. Stock options or stock awards may be granted separately or in combination under the Director Plan. At the discretion of the Board,

2017 Proxy Statement	52

participants may elect to receive stock options or stock awards in lieu of the cash compensation payable to them in any year.

Amendments. The Board may amend the Director Plan as it deems necessary without stockholder approval. However, except for the anti-dilution adjustments described above and any adjustments made in reasonable good faith by the Company to avoid the imposition of any interest or additional tax under Section 409A of the Internal Revenue Code, any amendment to increase the total number of shares which may be issued or transferred under the Director Plan, change the exercise price, change the maximum period during which stock options may be exercised or expand the class of individuals eligible to receive stock awards or stock options under the Director Plan cannot be effective without stockholder approval.

Stock Options.

Since 2014, our annual equity awards under the Director Plan have consisted exclusively of stock awards in the form of RSUs. Nevertheless, the Director Plan authorizes the Board to award stock options. The Director Plan provisions regarding stock options awarded under the Director Plan are described below.

Exercise Price. The exercise price of stock options granted under the Director Plan is the “fair market value” of our common stock on the date the stock option is granted. For this purpose, “fair market value” is defined as the mean of the high and low sales price of a share of our common stock on The New York Stock Exchange Composite List on the relevant date.

Exercise of Stock Options. Annual stock option grants become exercisable in three equal annual installments beginning on the first anniversary of the grant date. Stock options elected in lieu of cash compensation are exercisable immediately. The exercise price of the shares of common stock as to which a stock option is exercised must be paid no later than the date on which any shares are issued as a result of the exercise of the stock option.

The Board may authorize payment of the exercise price through any of the following means: (i) delivery of shares of common stock of the Company already owned by the participant and having a fair market value on the date of delivery equal to the exercise price; (ii) delivery of a combination of cash and common stock of the Company having a total fair market value on the date of such delivery equal to the exercise price; or (iii) a net share settlement procedure or through withholding of shares of common stock of the Company subject to the stock option, valued using the fair market value at the time of exercise.

Option Period. A participant under the Director Plan may exercise his or her stock options up to an expiration date established by the Board that may not be later than the tenth anniversary of the date of grant.

Prohibition on Repricing. Except for the anti-dilution adjustments described above, we may not lower the exercise price of outstanding stock options.

Stock Awards.

Form of Award. A stock award is a grant to a non-employee director of shares of common stock or of a right to receive shares of common stock (or their cash equivalent or a combination thereof) in the future. Starting in 2008, we have made stock awards in the form of RSUs, which represent the right to receive shares of common stock on a future date.

Dividends and Dividend Equivalents. Stock awards may include the right to receive dividends or dividend equivalent payments, which may be paid either currently or credited to a participant’s account. The Board may subject the payment or crediting of dividends or dividend equivalents to conditions or restrictions, including mandatory reinvestment of the credited amounts in common stock equivalents. Stock awards we have made to date have provided for the payment of dividends or dividend equivalents on a current basis without conditions.

Plan Benefits.

Future grants under the Director Plan, if any, that will be made to eligible participants are subject to Board discretion and, therefore, are not determinable at this time. The Director Plan does not include a specific formula to be used to determine the number or value of awards granted. In 2016, the Board made

53	2017 Proxy Statement

grants of RSUs under the Director Plan as indicated in the following table. There can be no assurance that these grants are indicative of grants that may be made in the future.

		Number of Shares
Name and Position	Dollar Value($)(1)	Subject to Awards
Non-Executive Director Group	1,594,073	20,843

(1)	The aggregate grant date fair value, based on the average of the high and low prices of our common stock on the grant date (May 17, 2016).

Federal Income Tax Consequences.

The following discussion is a summary of the material U.S. federal income tax consequences of awards granted under the Director Plan under current U.S. federal income tax laws.

Stock Options. The grant of a stock option will not be a taxable event to the director and no deduction is allowed to the Company at the time of grant. The director generally will recognize ordinary income upon exercise of the stock option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise over the exercise price of the stock option, and a deduction is allowed to the Company for the same amount. Upon disposition of the shares received upon exercise of the stock option, the director will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held the shares. The amount of long-term or short-term capital gain or loss recognized by the director upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the director’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the stock option was exercised). Special tax rules may apply if a director uses previously owned shares to pay the exercise price of a stock option.

Restricted Shares. A director who is awarded restricted shares will not be taxed at the time of grant unless the shares are either substantially vested at the time of grant or the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code, as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the restricted shares, the director will be taxed at ordinary income tax rates on the then fair market value of the shares, and a deduction corresponding to the amount of income recognized will be allowable to the Company. The director’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the director will realize long-term or short-term capital gain or loss, depending on how long the director holds the shares before disposing of them.

Pursuant to Section 83(b) of the Internal Revenue Code, a director may elect within 30 days of receipt of an award of restricted shares to be taxed at ordinary income tax rates on the fair market value of the shares comprising such award at the time of grant (determined without regard to any restrictions which may lapse). In that case, the director will acquire a tax basis in the shares equal to the ordinary income that the director recognizes at the time of grant and a deduction corresponding to the amount of income recognized will be allowable to the Company. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a director previously made a Section 83(b) election, the director will not be entitled to a loss deduction.

Restricted Share Units. Restricted share units, or RSUs, represent a right to receive shares in the future, subject to the terms and conditions of the award. A director who receives RSUs will be taxed at ordinary income tax rates on the fair market value of the shares of common stock (or if the RSUs are settled by delivery of cash, on the amount of cash) distributed at the time of settlement of the RSUs. A corresponding deduction will be allowable to the Company at that time. The director’s tax basis in the shares will equal the amount recognized as ordinary income, and on subsequent disposition the director will realize long-term or short-term capital gain or loss, depending on how long the director holds the shares before disposing of them.

Section 409A. Acceleration of income, additional taxes and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Internal Revenue Code. To be compliant with Section 409A, rules with respect to the timing of elections to defer compensation, distribution events and funding must be satisfied. The Company believes that the provisions of the Director Plan are compliant with

2017 Proxy Statement	54

Section 409A and intends to operate the Director Plan to ensure that awards under the Director Plan will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

55	2017 Proxy Statement

FREQUENTLY ASKED QUESTIONS

1. Who can vote at the annual meeting?

Holders of our common stock as of the close of business on the record date will be entitled to vote at the annual meeting and at any adjournment or postponement of the annual meeting. March 17, 2017 is the record date.

2. How many votes can be cast by all stockholders?

On the record date, there were 137,143,456 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the annual meeting.

3. How many votes must be present to hold the annual meeting?

We need a majority of the votes that may be cast at the annual meeting, present in person or represented by proxy, to hold the annual meeting. We urge you to submit a proxy even if you plan to attend the annual meeting. That will help us to know as soon as possible that sufficient shares will be present to hold the annual meeting.

4. How do I vote?

If you are a holder of record (that is, you hold your shares in your name with the Company’s transfer agent), you may cause your shares to be voted by submitting your proxy via the Internet, mail or telephone or by attending the annual meeting and voting in person. The directions for telephone and Internet proxy submission are on your proxy card. If you choose to submit your proxy on the Internet, go to www.cesvote.com. If you choose to submit your proxy by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope. You can also submit your proxy by calling 1-888-693-8683. If you return a signed proxy card without indicating your vote, your shares will be voted according to the Board’s recommendations.

If you hold your shares in street name (that is, through a broker, bank or other holder of record), please follow the voting instructions forwarded to you by your bank, broker or other holder of record. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other holder of record authorizing you to vote and bring the proxy to the annual meeting.

To reduce our administrative and postage costs, we ask that you submit a proxy through the Internet or by telephone, both of which are available 24 hours a day.

5. How many votes will be required to elect directors?

Each director will be elected by a majority of votes cast with respect to such director. A “majority of votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” that director nominee. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover” director. As required by the Company’s by-laws, each director nominee has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by the stockholders and the Board accepts the resignation. If a director is not elected, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation or take other action. The Board will decide whether to accept or reject the resignation or take other action and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 120 days after the election results are certified.

6. How many votes will be required to adopt the other proposals?

The ratification of the appointment of PwC and the approval of the amendments to the Director Plan require the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. The approval of the advisory resolution to approve executive compensation and the advisory vote to recommend the frequency of the executive compensation advisory vote each requires the affirmative vote of a majority of votes cast with respect to such proposal. A “majority of votes cast” means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal.

2017 Proxy Statement	56

7. Can I change or revoke my proxy?

Yes. You may revoke your proxy before your shares are voted by:

•	submitting a later dated proxy, including by telephone or the Internet, that is received no later than the conclusion of voting at the annual meeting;

•	delivering a written revocation notice to William J. O’Shaughnessy, Jr., Corporate Secretary, Quest Diagnostics Incorporated, Three Giralda Farms, Madison, New Jersey 07940 that is received no later than the conclusion of voting at the annual meeting; or

•	voting in person at the annual meeting.

8. What if I vote to abstain?

Shares voting “abstain” on the ratification of the appointment of PwC and approval of the amendments to the Director Plan will be counted as present for purposes of that proposal and will have the effect of a vote against the proposal. Shares voting “abstain” for any nominee for director, the advisory vote to approve executive compensation and the advisory vote to recommend the frequency of the executive compensation advisory vote will be excluded entirely from the vote and will have no effect on the election of that nominee or matter, as the case may be.

9. What happens if I do not vote?

If you are a record holder and do not vote your shares or submit a proxy with respect to your shares, your shares will not be voted.

If you hold your shares in street name (including in the Employee Stock Purchase Plan), you must instruct the record owner how to cast your vote if you want your shares to count for the election of directors, the advisory resolution to approve executive compensation, the advisory vote to recommend the frequency of the executive compensation advisory vote, or the approval of the amendments to the Director Plan. If you do not provide instructions regarding how to vote on these matters, no vote will be cast on your behalf. Brokers continue, however, to have discretion to vote uninstructed shares on the ratification of the appointment of PwC.

If you are a participant in the 401(k) Plan and you do not submit voting instructions in respect of shares held on your behalf in such plan, then, except as otherwise required by law, the plan trustee will vote your shares in the same proportion as the voting instructions that it receives from other participants.

10. What if there is voting on other matters?

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any matter not described in the proxy statement properly is brought before the meeting, the proxy holders will have the discretion how to vote your shares.

11. How can I attend the annual meeting?

Only stockholders as of the record date (or their proxy holders) may attend the annual meeting. All stockholders seeking admission to the meeting must present photo identification. If you hold your shares in street name (including in the Employee Stock Purchase Plan), to gain admission to the meeting you also must provide proof of ownership of your shares as of the record date. Proof of ownership may be a letter or account statement from your broker, bank or other holder of record. If you need directions to the annual meeting, please call Investor Relations at 973-520-2900.

12. What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

13. Who is soliciting my vote and will pay the expenses incurred in connection with the solicitation?

The Board is soliciting your vote. The Company pays the cost of preparing proxy materials and soliciting your vote. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit proxies on our behalf by telephone, mail, electronic or facsimile transmission, in person or by other

57	2017 Proxy Statement

means of communication. We also have hired D. F. King & Co., Inc. to solicit proxies and for these services we will pay an estimated fee of $13,500, plus expenses.

14. Can I receive annual meeting material via electronic delivery?

We are furnishing this proxy statement and form of proxy and voting instructions in connection with our solicitation of proxies on behalf of the Board for the annual meeting. This proxy statement and the Annual Report are available on our Investor Relations website at www.QuestDiagnostics.com. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. Your consent to electronic delivery of materials will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

15. Whom should I call with other questions or to obtain a paper copy of this document or the Annual Report on Form 10-K?

If you have additional questions about this proxy statement or the annual meeting or would like additional copies of this document or our 2016 Annual Report on Form 10-K at no charge, please contact Investor Relations, Quest Diagnostics Incorporated, 3 Giralda Farms, Madison, N.J. 07940; email address: Investor@QuestDiagnostics.com; telephone 973-520-2900. The Company’s main telephone number is 973-520-2700. We will promptly deliver to you the documents that you request.

16. How do I submit a proposal for the 2018 Annual Meeting of Stockholders?

Stockholders intending to present a proposal at the 2018 annual meeting and have it included in the Company’s proxy statement for that meeting must submit the proposal in writing to William J. O’Shaughnessy, Jr., Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. We must receive your proposal by the close of business on December 6, 2017.

Stockholders intending to present a proposal at the 2018 annual meeting, but not to include the proposal in the Company’s proxy statement, or to nominate a person for director (other than proxy access nominations, which are discussed below), must comply with the requirements set forth in our by-laws. The by-laws require, among other things, that our Corporate Secretary receive written notice from the record stockholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2018 annual meeting no earlier than January 16, 2018 and no later than February 15, 2018. The notice must contain the information required by the by-laws, a copy of which is available on our corporate governance website at www.QuestDiagnostics.com or upon request from our Corporate Secretary.

Our Bylaws provide a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to 20% of the Board of Directors or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. Under our Bylaws, compliant notice of proxy access director nominations for the 2018 annual meeting must be submitted to the Corporate Secretary no earlier than November 6, 2017 and no later than December 6, 2017. The notice must contain the information required by the by-laws, a copy of which is available on our corporate governance website at www.QuestDiagnostics.com or upon request from our Corporate Secretary.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 16, 2017: Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2016 are available on our Investor Relations website at www.QuestDiagnostics.com.

2017 Proxy Statement	58

Annex A

Reconciliation of Non-GAAP and GAAP Information

As used in this proxy statement the term “reported” refers to measures under the accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP measures as follows: (i) for the purpose of income measures the term “adjusted” refers to operating performance measures that exclude special items such as the gain on sale of the Focus Diagnostics products business, gain on the contribution to the clinical trials joint venture, retirement of debt and related refinancing charges, restructuring and integration charges, recognition of certain income tax benefits and other items; (ii) the term “adjusted diluted EPS excluding amortization” represents the company’s diluted EPS before the impact of special items and amortization; and (iii) reference to “revenues on an equivalent basis” when comparing 2016 results to 2015 represents 2015 reported revenues excluding all clinical trials testing and Celera products revenues and Focus Diagnostics products revenues subsequent to April 2015.

The adjusted measures included in “Compensation Discussion and Analysis” beginning on page 19 are presented because management believes those measures are useful adjuncts to reported results under GAAP when comparing results of operations from period to period. Adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Company management may use these adjusted measures to evaluate the Company’s performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts or for incentive compensation purposes. We believe that these adjusted measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The tables below reconcile adjusted results to reported results under accounting principles generally accepted in the United States.

	Twelve Months Ended
	December 31,		Increase
	2016	2015	(Decrease)
	(dollars in millions, except per share data)
Adjusted operating income:
Operating income, as reported	$1,277	$1,399
Gain on disposition of business(a)	(118)	(334)
Restructuring and integration charges(b)	78	105
Other(c)	(7)	33
Adjusted operating income	$1,230	$1,203

Adjusted operating income as a percentage of net revenues:
Operating income as a percentage of net revenues, as reported	17.0%	18.7%	(170) basis points
Gain on disposition of business(a)	(1.5)	(4.4)
Restructuring and integration charges(b)	1.0	1.4
Other(c)	(0.1)	0.4
Adjusted operating income as a percentage of net revenues	16.4%	16.1%	30 basis points

Adjusted net income:
Net income attributable to Quest Diagnostics, as reported	$645	$709
Gain on disposition of business(a)	(118)	(334)
Retirement of debt and related refinancing charges(d)	48	150
Restructuring and integration charges(b)	82	110
Other(c)	—	31
Income tax expense (benefit) associated with the special items(e)	25	(26)
Adjusted net income	$682	$640

A-1	2017 Proxy Statement

	Twelve Months Ended
	December 31,		Increase
	2016	2015	(Decrease)
	(dollars in millions, except per share data)
Adjusted diluted EPS excluding amortization expense:
Diluted earnings per common share, as reported	$4.51	$4.87	(7.4)%
Gain on disposition of business(a)(e)	(0.24)	(1.30)
Retirement of debt and related refinancing charges(d)(e)	0.21	0.62
Restructuring and integration charges(b)(e)	0.35	0.46
Certain income tax benefits(e)	—	(0.40)
Other(c)(e)	(0.06)	0.14
Amortization expense(f)	0.38	0.38
Adjusted diluted EPS excluding amortization expense	$5.15	$4.77	8.0%

Revenue on an equivalent basis:
Net revenues, as reported	$7,515	$7,493	0.3%
Excluded revenue(g)	—	(169)
Revenue on an equivalent basis	$7,515	$7,324	2.6%

(a)	For the twelve months ended December 31, 2016, represents the pre-tax gain on the sale of our Focus Diagnostics products business to DiaSorin S.p.A. for $300 million in cash, or $293 million net of transaction costs and working capital adjustments, which includes $25 million of proceeds held in escrow. For the twelve months ended December 31, 2015, represents the gain associated with the contribution of our clinical trials testing business to Q2 Solutions, the clinical trials joint venture with Quintiles IMS Holdings, Inc.

(b)	For the twelve months ended December 31, 2016, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. For the twelve months ended December 31, 2015, represents costs primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.

(c)	For the twelve months ended December 31, 2016, primarily represents a gain on escrow recovery associated with an acquisition, partially offset by costs associated with winding down subsidiaries, non-cash asset impairment charges and costs incurred related to certain legal matters.

For the twelve months ended December 31, 2015, primarily represents non-cash asset impairment charges and other costs associated with Celera Products and the winding down of another subsidiary as well as costs incurred related to certain legal matters, partially offset by a pre-tax gain of $13 million associated with a decrease in the fair value of the contingent consideration accrual associated with our Summit Health, Inc. acquisition.

(d)	For the twelve months ended December 31, 2016, represents charges associated with the March 2016 cash tender offer where the company purchased $200 million of its 6.95% Senior Notes due July 2037 and 5.75% Senior Notes due January 2040. For the twelve months ended December 31, 2015, represents: charges associated with the March 2015 cash tender offer where the company purchased $250 million aggregate principal amount of its 6.95% Senior Notes due July 2037 and 5.75% Senior Notes due January 2040; and charges associated with the April 2015 redemption where the company redeemed all of its 5.45% Senior Notes due November 2015, $150 million of its 3.2% Senior Notes due April 2016 and all of its 6.4% Senior Notes due July 2017.

(e)	For the twelve months ended December 31, 2016, for the gain on disposition of business, income tax expense resulted in a combined tax rate of 71.4%, which was significantly in excess of the statutory rate primarily due to a lower tax basis in the assets sold, specifically the goodwill associated with the disposition. For the twelve months ended December 31, 2015, for the gain on disposition of business, the associated deferred income tax liability was calculated using a combined tax rate of 43.3% and did not

2017 Proxy Statement	A-2

result in any significant current income taxes payable. For the retirement of debt and related refinancing charges, income tax benefits were calculated such that the combined tax rate was 38.9% and 40% for 2016 and 2015, respectively. For the restructuring and integration charges and other items, income tax impacts, where recorded, were calculated using combined tax rates of 38.7% and 38.9% for 2016 and 2015, respectively. The following table summarizes the income tax expense (benefit) associated with the special items:

	Twelve Months
	Ended December 31,
	2016	2015
Gain on disposition of business	$84	$145
Retirement of debt and related refinancing charges	(18)	(60)
Restructuring and integration charges	(32)	(43)
Certain income tax benefits	—	(58)
Other	(9)	(10)
	$25	$(26)

For the twelve months ended December 31, 2015, certain income tax benefits represent the recognition of a deferred income tax benefit associated with winding down a subsidiary.

(f)	Represents the impact of amortization expense on diluted earnings per common share, net of the income tax benefit. The income tax benefit was primarily calculated using a combined tax rate of 38.7% and 38.9% for 2016 and 2015, respectively. The pre-tax amortization expense that is excluded from the calculation of adjusted diluted EPS excluding amortization expense is recorded in the company’s statements of operations as follows:

	Twelve Months Ended
	December 31,
	2016	2015
Amortization of intangible assets	$72	$81
Equity in earnings of equity method investees, net of taxes	16	8
	$88	$89

(g)	Effective July 1, 2015, the company contributed its clinical trials testing business to the Q2 Solutions joint venture. In 2016, the company wound down its Celera products business and completed its exit from the products business as a result of the sale of Focus Diagnostics products on May 13, 2016. Excluded revenue for the twelve months ended December 31, 2015, represents clinical trials testing reported revenues for the first and second quarters of 2015, Celera products reported revenues for all of 2015 and Focus Diagnostics products revenues subsequent to April 2015.

A-3	2017 Proxy Statement

Annex B

Amended and Restated Quest Diagnostics Incorporated Long-Term Incentive Plan for Non-Employee Directors

Section 1. Purpose. The purpose of the Amended and Restated Quest Diagnostics Incorporated Long-Term Incentive Plan for Non-Employee Directors is to secure for the Corporation and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors who are not employees of the Corporation or any of its subsidiaries.

Section 2. Definitions. When used herein, the following terms shall have the following meanings:

“Administrator” means the Board, or a committee of the Board, duly appointed to administer the Plan.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means ($.01 par value) common stock of the Corporation.

“Corporation” means Quest Diagnostics Incorporated, a Delaware corporation.

“Exercise Price” means the price per share specified in the Option agreement at which the Participant may purchase Common Stock through the exercise of his/her Option, as the same may be adjusted in accordance with Section 9.

“Fair Market Value” means, unless the Administrator determines otherwise, the mean of the high and low selling prices of a share of Common Stock on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Common Stock) on the relevant date of determination, or if the Common Stock is not traded on such date, the mean of the high and low selling prices on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Common Stock) on the next preceding day on which the Common Stock was traded.

“Option” means a right granted under the Plan to a Participant to purchase shares of Common Stock. All Options shall be “nonqualified stock options” which are not intended to qualify as Incentive Stock Options under Section 422 of the Code.

“Option Period” means the period within which the Option may be exercised pursuant to the Plan.

“Participant” means a member of the Board who is not an employee of the Corporation or any subsidiary thereof.

“Plan” means the Amended and Restated Quest Diagnostics Incorporated Long-Term Incentive Plan for Non-Employee Directors.

“Stock Awards” means a grant under the Plan to a Participant of shares of Common Stock or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future.

Section 3. Administration. The Plan shall be administered by the Administrator who shall establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan. All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.

Section 4. Participation. All non-employee directors shall automatically be Participants in the Plan.

Section 5. Shares Subject to the Plan. The maximum number of shares of Common Stock that may be delivered in conjunction with grants of Options and Stock Awards shall be 2,575,000, and 2,575,000 shares of Common Stock shall be reserved for this purpose under the Plan (subject to adjustment as provided in Section 9). The shares issued upon the grant of Stock Awards or exercise of Options may be authorized and unissued shares or shares held in the treasury of the Corporation including shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before payment in shares of Common Stock is due. To the extent that any Stock Award or Option shall be canceled or expire, new

B-1	2017 Proxy Statement

Stock Awards or Options may thereafter be granted covering the number of shares that had been subject to the forfeited portion of the relevant Stock Award or Option.

Section 6. Grants of Options and Stock Awards.

(a)    On the date of the Annual Meeting of Stockholders of each year commencing on January 1, 2006, the Administrator may grant to each Participant an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering shares of Common Stock having a value on the date of grant not exceeding $500,000. In the event that a Participant is elected as a director of the Corporation other than on the date of the Annual Meeting of Stockholders, the Administrator may grant to such director, on his/her election, an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering shares of Common Stock (not to exceed $500,000 in value) that is proportional, based on the fraction of a year remaining until the next Annual Meeting of Stockholders, to the value of the most recent annual equity awards made to the Corporation’s non-employee directors. In addition, upon a Participant’s initial election as a director of the Corporation, the Administrator may make a one-time grant to such Participant of an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering shares of Common Stock having a value on the date of grant not exceeding $500,000.

(b)    As may be permitted from time to time by the Administrator, each Participant may elect to receive an Option or Stock Award in lieu of all or a portion of the cash compensation payable to such director in any year. The number of shares of Common Stock underlying the Option or Stock Award issued to such director upon such election shall be computed using the same valuation methodology as is then used for reporting compensation expense in the Corporation’s financial statements so as to achieve a value equal to the cash compensation that would otherwise have been paid. Any such election shall be irrevocable and shall be made by December 31, effective for the fees payable during the following year and with an Option or Stock Award being granted on each day on which the fees would otherwise have been payable (generally expected to be the first day of each calendar quarter).

Section 7. Terms and Conditions of Options. Each Option shall be evidenced by a written agreement, in form approved by the Administrator, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate. Options may be granted singularly or in combination with a Stock Award.

(a)    Option Period. Each Option agreement shall specify that the Option granted thereunder is granted for a period, which period is no longer than ten (10) years from the date of grant, and shall provide that the Option shall have an expiration date, which expiration date shall be no later than ten (10) years from the date of grant.

(b)    Exercise Price. The Exercise Price per share shall be the Fair Market Value on the date the Option is granted.

(c)    Exercise of Option. Subject to Section 7(f) and unless the Administrator shall determine otherwise, Options granted under Section 6(a) hereof shall become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Options granted under Section 6(b) vest and become exercisable immediately on the date of grant. The exercisability of Options, and the ability of a Participant to sell or otherwise transfer shares of Common Stock acquired upon exercise of Options, may be limited by restrictions on exercise included in the Corporation’s securities trading policies or the Corporation’s non-employee director stock ownership guidelines, each as in effect from time to time.

(d)    Payment of Exercise Price Upon Exercise. The Exercise Price of the shares as to which an Option shall be exercised shall be paid to the Corporation at such time as is determined by the Administrator (but in no event later than the date on which any shares are issued on exercise of an Option). The Administrator may authorize in its sole discretion, the payment of the Exercise Price by (i) cash, (ii) delivering Common Stock of the Corporation already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the Exercise Price, (iii) delivering a combination of cash and Common Stock of the Corporation having a total Fair Market Value on the date of such delivery equal to the Exercise Price, or (iv) a net share settlement procedure or through

2017 Proxy Statement	B-2

withholding of shares of Common Stock subject to the Option valued using the Fair Market Value on the date of exercise.

(e)    No Repricing. Except as provided for in Section 9, the Exercise Price of an Option may not be decreased after the date of grant, and an Option may not be surrendered as consideration in exchange for cash, the grant of a new option with a lower Exercise Price or the grant of a Stock Award, without stockholder approval.

(f)    Termination of Service on the Board. In the event a Participant terminates service on the Board for any reason, all Options previously granted to such Participant may be exercised by the Participant (or, if the Participant is deceased, by his/her representative) at any time, or from time to time, for the remaining term of the Option.

(g)    Transferability of Options. No Option and no right arising under any Option shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided, however, that the Administrator may permit transfers as gifts to family members or to trusts or other entities for the benefit of one or more family members on such terms and conditions as it shall determine.

(h)    Participants to Have No Rights as Stockholders. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which the Participant (or if the shares are held in “street name,” the broker designated by the Participant) is recorded as the holder of such shares on the records of the Corporation.

(i)    Other Option Provisions. The form of Option agreement may contain such other provisions as the Administrator may, from time to time, determine.

Section 8. Terms and Conditions of Stock Awards. Each Stock Award shall be evidenced by a written agreement, in form approved by the Administrator which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate. Stock Awards may be granted singularly or in combination with an Option.

(a)    Dividends and Dividend Equivalents. A grant of Stock Awards may include the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a Participant’s account. Any such crediting of dividends or dividend equivalents may be subject to such conditions, restrictions and contingencies as the Administrator shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

(b)    Payments. Stock Awards may be settled through cash payments, the delivery of shares of Common Stock or a combination thereof as the Administrator shall determine. Any Stock Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Administrator shall determine. The Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred share equivalents.

(c)    Settlement. Subject to Section 8(d) and unless the Administrator shall determine otherwise, Stock Awards granted under Section 6(a) hereof consisting of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future shall be settled in three equal annual installments beginning on the first anniversary of the date of grant. If so determined by the Administrator, vesting or settlement of Stock Awards may be conditioned upon the attainment of performance goals. Stock Awards granted under Section 6(b) vest and become available for settlement immediately on the date of grant. Settlement of the Stock Awards, and the ability of a Participant to sell or otherwise transfer shares of Common Stock acquired upon settlement of Stock Awards, may be limited by restrictions included in the Corporation’s securities trading policies or the Corporation’s non-employee director stock ownership guidelines, each as in effect from time to time.

(d)    Termination of Service on the Board. In the event a Participant terminates service on the Board for any reason, each Stock Award previously granted to such Participant will be settled in accordance with its terms, subject to any payment deferral made pursuant to Section 8(b).

(e)    Transferability of Stock Awards. No Stock Award and no right arising under any Stock Award shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and

B-3	2017 Proxy Statement

distribution; provided, however, that the Administrator may permit transfers as gifts to family members or to trusts or other entities for the benefit of one or more family members on such terms and conditions as it shall determine.

(f)    Participants to Have No Rights as Stockholders. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her Stock Award prior to the date on which the Participant (or if the shares are held in “street name,” the broker designated by the Participant) is recorded as the holder of such shares on the records of the Corporation.

(g)    Other Stock Award Provisions. The form of Stock Award agreement authorized by the Plan may contain such other provisions as the Administrator may, from time to time, determine.

Section 9. Adjustments in Event of Change in Common Stock. In the event of any stock split, reverse stock split, stock dividend recapitalization, reorganization, merger, demerger, consolidation, split-up, spin-off, combination or exchange of shares, or of any similar change affecting the Common Stock, or in the event the Corporation pays an extraordinary cash dividend, (i) the number and kind of shares which thereafter may be optioned, awarded and sold under the Plan, (ii) the number and kind of shares subject to Stock Awards under outstanding Stock Award agreements or subject to Options under outstanding Option agreements, and (iii) the Exercise Price per share of such Options shall be appropriately adjusted consistent with such change in such manner as the Administrator may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, Participants in the Plan; provided, however, that no such adjustment shall be required if the Administrator determines that such action could cause an Option or Stock Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A (as defined below) or otherwise could subject a Participant to any interest or additional tax imposed under Section 409A in respect of an outstanding award.

Section 10. Listing and Qualification of Shares. The Plan, the grant of Stock Awards, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver shares under such Stock Awards and Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of shares upon any grant of a Stock Award or exercise of an Option until completion of any stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

Section 11. Taxes.

(a) Tax Withholding. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options and Stock Awards including, but not limited to (a) reducing the number of shares of Common Stock otherwise deliverable to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (b) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant (but only to the extent that such deduction would not subject the Participant to any interest or additional tax imposed under Section 409A), or (c) requiring a Participant, beneficiary or legal representative to pay in cash to the Corporation the amount required to be withheld or to execute such documents as the Corporation deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Common Stock.

(b) Section 409A. The Plan is intended and shall be construed to comply with Section 409A of the Code, including any amendments or successor provisions to that Section and any regulations and other administrative guidance thereunder, in each case as they, from time to time, may be amended or interpreted through further administrative guidance (collectively, “Section 409A”). In this regard, and without limiting the previous sentence, any election made with respect to Sections 6(b) or 8(b) shall be conformed to the requirements of Section 409A to the extent applicable.

Section 12. No Liability of Board Members. No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a

2017 Proxy Statement	B-4

member of the Board or the Administrator nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless to the fullest extent permitted by the Corporation’s Restated Certificate of Incorporation and By-Laws and Delaware General Corporation Law, each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan.

Section 13. Amendment. The Board may, with prospective or retroactive effect, amend the Plan and the Administrator may amend any outstanding award in such manner as it deems necessary and appropriate to better achieve the Plan’s purpose; provided, however, that no amendment of the Plan shall deprive any Participant of any right with respect to any Stock Award or Option without his/her written consent; and provided, further, that unless duly approved by the holders of stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in Section 9, no amendment or change shall be made in the Plan (i) increasing the total number of shares which may be issued or transferred under the Plan; (ii) changing the exercise price specified for the shares subject to Options; (iii) changing the maximum period during which Options may be exercised; or (iv) expanding the class of individuals eligible to receive Stock Awards or Options under the Plan. Notwithstanding the foregoing, the consent of a Participant shall not be required for any action taken by the Administrator (x) to settle or adjust an outstanding award pursuant to Section 9 or (y) to modify an outstanding award to avoid, in the reasonable, good faith judgment of the Corporation, the imposition on the Participant of any interest or additional tax under Section 409A.

Section 14. Termination. The Board may suspend or terminate this Plan at any time. No such suspension or termination of the Plan shall deprive any Participant of any right with respect to any outstanding Stock Award or Option without his/her written consent.

Section 15. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

Section 16. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed entirely within such State (without reference to its principles of conflicts of law).

Section 17. No Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan or any Option or Stock Award, and the Administrator shall determine whether any fractional share shall be rounded up or rounded down to the nearest whole share, whether cash shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be cancelled.

B-5	2017 Proxy Statement

MI6749

Corporate Election Services P. O. Box 3230 Pittsburgh, PA 15230

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR RETURN THIS CARD AFTER SIGNING AND DATING IT.

Submit your proxy by Telephone Toll-free via touch-tone phone: 1-888-693-8683 Have your proxy card and follow instructions.	Submit your proxy by Internet Go to www.cesvote.com Have your proxy card and follow instructions.	Submit your proxy by Mail Return your proxy in the postage-paid envelope provided.

IMPORTANT

Your vote must be received by 11:59 p.m. EDT on May 15, 2017, to be counted in the final tabulation except for participants in the Quest Diagnostics employee benefit plan. If you are a participant in the Quest Diagnostics employee benefit plan, your vote must be received by 6:00 a.m. EDT on Friday, May 12, 2017, to be counted in the final tabulation.

è

ê If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. ê

The Quest Diagnostics Board of Directors recommends a vote FOR the nominees listed below.

1.	Election of Directors		FOR	AGAINST	ABSTAIN
	(1)	Jenne K. Britell, Ph.D.	☐	☐	☐
	(2)	Vicky B. Gregg	☐	☐	☐
	(3)	Jeffrey M. Leiden, M.D., Ph.D.	☐	☐	☐
	(4)	Timothy L. Main	☐	☐	☐
	(5)	Gary M. Pfeiffer	☐	☐	☐
	(6)	Timothy M. Ring	☐	☐	☐
	(7)	Stephen H. Rusckowski	☐	☐	☐
	(8)	Daniel C. Stanzione, Ph.D.	☐	☐	☐
	(9)	Gail R. Wilensky, Ph.D.	☐	☐	☐

The Quest Diagnostics Board of Directors recommends a vote FOR Proposals 2, 4 and 5 and 1 YEAR on Proposal 3.

2.	An advisory resolution to approve the executive officer compensation disclosed in the Company’s 2017 proxy statement

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	An advisory vote to recommend the frequency of the stockholder advisory vote to approve executive officer compensation

☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

4.	Ratification of the appointment of our independent registered public accounting firm for 2017

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Approval of amendments to the Amended and Restated Long-Term Incentive Plan for Non-Employee Directors

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature(s):	Date:	, 2017

IMPORTANT – Please sign exactly as imprinted (do not print). When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign.

Notice of 2017 Annual Meeting of Stockholders
QUEST DIAGNOSTICS INCORPORATED

Three Giralda Farms
Madison, New Jersey

May 16, 2017, 10:30 a.m. local time

At the meeting we will act on the following proposals:

•	the election of nine directors;

•	an advisory resolution to approve the executive officer compensation disclosed in the Company’s 2017 proxy statement;

•	an advisory vote to recommend the frequency of the stockholder advisory vote to approve executive officer compensation;

•	ratification of the appointment of our independent registered public accounting firm for 2017;

•	approval of amendments to the Amended and Restated Long-Term Incentive Plan for Non-Employee Directors; and

•	such other business as may properly come before the meeting or any adjournment or postponement thereof.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a record holder of shares, you have the option to access future stockholder communications (e.g., annual reports, proxy statements and related proxy materials) over the Internet instead of receiving those documents in print. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent to access materials electronically, follow the prompts when you submit your proxy by telephone or over the Internet, or contact Computershare, our transfer agent and registrar, using the contact details below.

STOCKHOLDER INFORMATION

If you are a stockholder of record and have questions regarding your Quest Diagnostics Incorporated stock, you may contact our transfer agent and registrar as follows:

Computershare

P. O. Box 30170

College Station, TX 77845
Toll free telephone 800-622-6757

Email address: web.queries@computershare.com

ê If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. ê

QUEST DIAGNOSTICS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael E. Prevoznik and William J. O’Shaughnessy, Jr., and each of them, proxies with full power of substitution, to represent and to vote on behalf of the undersigned all the shares of common stock of Quest Diagnostics Incorporated that the undersigned is entitled in any capacity to vote if personally present at the 2017 Annual Meeting of Stockholders to be held on Tuesday, May 16, 2017, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may come before the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF QUEST DIAGNOSTICS INCORPORATED WITH RESPECT TO EACH PROPOSAL.